UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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PRELIMINARY — SUBJECT TO COMPLETION

1293 South Main Street — Akron, Ohio 44301

March [    ], 2016

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Friday, April 22, 2016, at 9:00 A.M. at the Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301.

At the Annual Meeting you will be asked to elect the nine director candidates nominated by our Board of Directors and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. You will also cast a non-binding advisory vote to approve executive compensation (“say-on-pay”). Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and the other proposals.

The proposals discussed in the Proxy Statement are very important to our shareholders and the Company. Whether or not you expect to attend the Annual Meeting in person, I urge you to complete and return the enclosed WHITE proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at (330) 761-6212.

Sincerely,

R. DAVID BANYARD

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 22, 2016: This Proxy Statement and the Company’s 2015 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Friday, April 22, 2016
Time:	9:00 A.M. (local time)
Place:	Louis S. Myers Training Center, 1554 South Main Street, Akron, Ohio 44301
Record Date:	March 2, 2016

Items of Business

1.	To elect the nine candidates nominated by the Board of Directors to serve as directors until the next Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016;
3.	To cast a non-binding advisory vote to approve executive compensation; and

4.	To consider such other business as may be properly brought before the meeting or any adjournments thereof.

The Board recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and for each of the Proposals 2 through 3. The full text of these proposals is set forth in the accompanying proxy statement.

How to Vote

By Telephone	By Internet	By Mail	In Person
You may vote by calling 1-800-690-6903.	You can vote online at www.proxyvote.com.	You can vote by completing and returning the enclosed white proxy card.	All Shareholders are cordially invited to attend the Annual Meeting in person.

The Board of Directors has fixed the close of business on March 2, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement, together with the related proxy card and our 2015 Annual Report to Shareholders, is being mailed to our shareholders on or about March [      ], 2016. To be sure that your shares are properly represented at the Annual Meeting, whether or not you intend to attend the Annual Meeting in person, please complete and return the enclosed WHITE proxy card, or follow the instructions to vote by telephone or internet, as soon as possible.

If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at (330) 761-6212.

By Order of the Board of Directors,

GREGGORY W. BRANNING Chief Financial Officer, Senior Vice President and Corporate Secretary

Akron, Ohio

March [      ], 2016

THE 2015 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

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General Information

Meeting Time and Applicable Dates

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Friday, April 22, 2016, at 9:00 A.M. (local time), and at any adjournment thereof. The close of business on March 2, 2016, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting.

Participants in the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, the current directors and the nominees for election as director to be used at the Annual Meeting and any adjournment thereof.

Outstanding Shares and Quorum

On the record date, Myers had outstanding 29,546,342 shares of common stock, without par value (“Common Stock”). Each share of Common Stock is entitled to one vote. For information concerning our “Principal Shareholders” see the section titled “Security Ownership of Certain Beneficial Owners and Management” below. In accordance with the Company’s Amended and Restated Code of Regulations, the holders of shares of Common Stock entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for the Annual Meeting. Shares of Common Stock represented by signed proxies will be counted toward the establishment of a quorum on all matters even though they represent broker non-votes or they are signed but otherwise unmarked, or marked “Abstain”, “Against” or “Withhold Authority.”

Voting for Proposals

PROPOSAL 1    To elect the nine director candidates nominated by the Board, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

PROPOSAL 2    To ratify the appointment of the independent registered public accounting firm, is a non-binding proposal, but its approval requires the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Annual Meeting. Even if the selection is rati-

fied, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. *

PROPOSAL 3    A non-binding advisory vote to approve the Company’s executive compensation, and its approval requires the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Annual Meeting. *

*	Abstentions and broker non-votes will act as a vote “Against” these Proposals.

Proxy Instructions

All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted “For” the Board’s nominees for director, “For” the ratification of the appointment of Ernst & Young LLP, “For” the approval of the Company’s executive compensation, and in accordance with the proxy-holder’s best judgment as to other matters, if any, which may be properly raised at the Annual Meeting.

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Proxy Voting

If your shares are registered directly in your name with our transfer agent, then you are a shareholder of record with respect to those shares and you may either vote in person at the Annual Meeting or by using the enclosed white proxy card to vote by telephone, by internet, or by signing, dating and returning the white proxy card in the envelope provided. Whether or not you plan to attend the Annual Meeting in person, you should submit your white proxy card as soon as possible. If your shares are held in “street name” through a broker, bank or other nominee, then you must instruct them to vote on your behalf, otherwise your shares cannot be voted at the Annual Meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. If you have any questions or need assistance in voting your shares, please contact our Investor Relations Department at the address and phone number below.

MYERS INDUSTRIES, INC.

INVESTOR RELATIONS

1293 SOUTH MAIN STREET

AKRON OH 44301

(330) 761-6212

Proxy Revocation and Voting in Person

A shareholder who has given a proxy may revoke it at any time prior to its exercise by:

(1)	Executing and delivering to the Corporate Secretary of the Company a later dated proxy reflecting contrary instructions

(2)	Appearing at the Annual Meeting and taking appropriate steps to vote in person, or

(3)	Giving written notice of such revocation to the Corporate Secretary of the Company

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to anyone outside of the Company or its agents except as required by law.

Inspector of Election

The inspector of election for the Annual Meeting shall determine the number of votes cast by holders of Common Stock for all matters. The Board will appoint an inspector of election to serve at the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, if practicable. Final voting results will be filed on a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”).

Address of Company

The mailing address of the principal executive offices of the Company is 1293 South Main Street, Akron, Ohio 44301.

Mailing Date

The Company intends to mail this Proxy Statement, together with the related proxy card and our 2015 Annual Report to Shareholders, to our shareholders on or about March 28, 2016.

Trademark

Myers Industries, Inc.® is a registered trademark of the Company.

Availability on the Internet

This Proxy Statement and the Company’s 2015 Annual Report to Shareholders are available on Myers’ website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

Set forth below for each nominee for election as a director is a brief statement, including the age, principal occupation and business experience for at least the past five years, and any directorships held with public companies.

The members of the Corporate Governance and Nominating Committee of the Board (“Governance Committee”) have recommended, and the independent members of the Board of Directors have nominated, the persons listed below as nominees for the Board of Directors, all of whom presently are directors of the Company.

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Governance Committee in writing by any of our shareholders pursuant to the procedure outlined below in the section titled “Shareholder Nominations of Director Candidates” on the same basis as candidates who are suggested by our current or past directors, executive officers, or other sources, which may, from time-to-time, include professional search firms retained by the Governance Committee. In March 2011, the Governance Committee adopted Board Member Recruiting Guidelines that outline the process for the Governance Committee to recruit and evaluate potential director candidates. These guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com. In considering these potential candidates for nomination to stand for election, the Governance Committee will consider:

(1)	The current composition of the Board and how it functions as a group;

(2)	The talents, personalities, strengths, and weaknesses of current directors;

(3)	The value of contributions made by individual directors;

(4)	The need for a person with specific skills, experiences or background to be added to the Board;

(5)	Any anticipated vacancies due to retirement or other reasons; and

(6)	Other factors which may enter into the nomination decision.

The Governance Committee endeavors to select nominees that contribute unique skills and professional experiences in order to advance the performance of the Board of Directors and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Governance Committee considers diversity as one of a number of factors in identifying nominees for directors, however, there is no formal policy in this regard. The Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity such as race and gender.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors, however, the Governance Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of both the Board and the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates. The Governance Committee believes that each of the nominees possess certain key attributes that the Governance Committee believes to be important for an effective Board.

At the 2015 Annual Meeting, Mr. Lisman, Mr. Liebau and Mr. Blazek, directors nominated by a significant shareholder of the Company, were elected to the Board, resulting in Mr. Johnson, Mr. Byrd and Mr. Kissel, three previous members of the Board, not being re-elected.

Each of the below nominees has consented

(1)	To serve as a nominee,

(2)	To being named as a nominee in this Proxy Statement; and

(3)	To serve as a director if elected. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. There is no reason to believe that the nominees named will be unable to serve if elected.

Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

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THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THESE NOMINEES

R. DAVID BANYARD Age: 47 Director since: 2016 Committees: None

President, Chief Executive Officer and Director of Myers; formerly Group President, Fluid Handling Technologies of Roper Technologies (NYSE), Sarasota, Florida, a diversified industrial company that produces engineered products for global niche markets; Former Director of ID Modeling, Inc., Arcadia, California, a hydraulic modeling and water resource management company; Former Vice President and General Manager — Kollmorgen Vehicle Systems Division, Danaher Corporation (NYSE), Washington, D.C., a designer, manufacturer, and marketer of industrial and consumer products; Former Director of Operations — Jacobs Vehicle Systems, Danaher Corporation.

Skills and Expertise:

•      Successive leadership roles in the manufacturing and engineering industries

•      Proven track record of outperforming market growth, expanding profit margins and driving improved cash flow performance

•      Variety of experiences resulting from service as a director and in management for other companies

PHILIP T. BLAZEK Age: 48 Director since: 2015 Committees: Audit Compensation

President of Blazek Capital, a firm actively working with small cap companies to optimize shareholder value. Former President and Principal Executive Officer of Special Diversified Opportunities Inc. (OTC Markets: SDOI), Wilmington, Delaware, formerly a biotechnology company with a core mission of developing, commercializing and marketing innovative and proprietary products, services and solutions related to human health and wellness; Former Managing Director at Korenvaes Management LLC, Dallas, Texas, a family office firm focused on deep value debt and equity investments; Former President and Chief Investment Officer of Blazek Crow Holdings Capital, LP, Dallas, Texas, a small-cap value investment fund; Former partner of Greenway Capital, LP, an investment firm focused on providing new capital and actively working with management of small-cap public companies. Mr. Blazek’s investment banking advisory tenure included the Mergers & Acquisitions Group of Wasserstein Perella (and successor Dresdner Kleinwort Wasserstein) and the Telecom/Media/Technology Group in the Investment Banking Division of Goldman Sachs. Served on the board of directors of State Wide Aluminum, an Elkhart, Indiana supplier to the auto industry.

Skills and Expertise:

•      Extensive financial, strategic mergers & acquisitions and investment experience working with companies in a wide range of industries

•      Risk management experience as the owner/operator of multiple entities

•      Harvard Business School M.B.A. and Chartered Financial Analyst with considerable capital markets experience

•      Service in multiple leadership roles with other companies

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SARAH R. COFFIN Age: 64 Director since: 2010 Committees: Audit Compensation

Former Chief Executive Officer of Aspen Growth Strategies, LLC, Wooster, Ohio, an investment company; Director of FLEXcon, Spencer Massachusetts, a privately held manufacturer of pressure-sensitive films and adhesives; Former Director and Chair of the Compensation Committee of SPX Corporation (NYSE: SPXC) (now SPX Corporation and SPX Flow), Charlotte, North Carolina, a global industrial equipment and manufacturing company; former Director of Huttenes-Albertus International, Chicago, Illinois, an international manufacturer of chemical products for the foundry industry. Served as Executive Vice President, Hexion Specialty Chemicals and Senior Vice President, Noveon, Inc. (now Lubrizol), both specialty chemical and polymer producers in the industrial market space.

Skills and Expertise:

•      Former division and global leader in several companies

•      Substantial senior level executive experience in marketing, distribution and operations

•      Background in the polymer and specialty chemicals industry

•      Knowledge and insight from prior service on the boards of other companies

JOHN B. CROWE Age: 69 Director since: 2009 Committees: Audit Compensation

President, Crowe Consulting International, Germantown, Tennessee; Former Chief Executive Officer and Chairman of Buckeye Technologies Inc. (NYSE), Memphis, Tennessee, a producer of absorbent products, chemical cellulose products and customized paper; Former Executive Vice President and General Manager at Alabama River Pulp Co., Inc. and Alabama Pine Pulp Co., Inc.; Former Vice President of the Flint River Operations for the Weyerhaeuser Co.

Skills and Expertise:

•      Holds a Master in Mathematics from Florida State University

•      Brings valuable insight and international experience into the operational requirements, investor relations and strategic planning processes of a public company due to his status as former Chairman and Chief Executive Officer of Buckeye Technologies Inc.

•      Provides significant experience in manufacturing, sales, implementation of growth strategies, and building organizational capability

•      Draws on his considerable leadership experience, including his service as a United States Air Force Reserve retiring as Lt. Colonel, Vietnam Veteran and Senior Pilot

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WILLIAM A. FOLEY Age: 68 Director since: 2011 Committees: Compensation Corporate Governance

Chairman of the Board and CEO of Libbey Inc. (NYSE: LBY), Toledo, Ohio, a producer of consumer and industrial glassware; Former Chairman and Chief Executive Officer of Blonder Home Accents, Cleveland, Ohio, a distributor of wallcoverings and home accents; Former Chairman and Chief Executive Officer of Thinkwell Incorporated, Cleveland, Ohio; Former President of Arhaus Incorporated, Cleveland, Ohio, a private brand name furniture company; Former Chairman, President and Chief Executive Officer of Lesco Incorporated, Cleveland, Ohio, a manufacturer, distributor and retailer of professional lawn care and golf course management products.

Skills and Expertise:

•      Over 30 years of senior management experience, both domestic and international

•      Provides wide-ranging acquisition, joint venture, business and market development experience

•      Extensive experience in broad scale plastics manufacturing, as well as consumer and distribution businesses — areas germane to Myers’ reporting segments

•      Experience with best practices on public company boards, particularly in governance, compensation and leadership

F. JACK LIEBAU, JR. Age: 52 Director since: 2015 Committees: Audit Corporate Governance

Former President and CEO of Roundwood Asset Management, New York, New York, a subsidiary managing public equities for Alleghany Corporation’s insurance companies; Former President and Founder, Liebau Asset Management Company, Pasadena, California, which managed money for individuals, foundations, and corporations; Former Partner and Portfolio Manager for Davis Funds, New York, New York, an investment management firm; Former Partner and Portfolio Manager, Primecap Management Company, an investment management firm; Former director of Media General, Inc. (NYSE: MEG), Richmond, Virginia, then an owner of newspapers and television stations; Former director of Herley Industries, Inc., Lancaster, Pennsylvania, a defense technology company; Former director of The Pep Boys (NYSE: PBY), Philadelphia, Pennsylvania, a nationwide auto parts retailer; Current member of Andover Development Board; Former Vice President of Andover Alumni Council; Current Director and Chief Financial Officer of the Edwin Gregson Foundation; Former Director and Finance Committee Chair of Kidspace Children’s Museum.

Skills and Expertise:

•      Vast financial, strategic, executive and investment experience working with companies in a wide range of industries

•      Experience serving on boards (both corporate and non-profit) giving him pertinent insights into working effectively with management teams, analyzing strategic options, and communicating with various constituencies

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BRUCE M. LISMAN Age: 69 Director since: 2015 Committees: Compensation Corporate Governance

Former Chairman of the Global Equity Division, JP Morgan Chase & Co. (NYSE: JPM), New York, New York, a global financial services firm and banking institution; Former Co-Head of the Global Institutional Equity Division, Bear Stearns Companies, Inc., New York, New York; Director of Associated Capital Group (NYSE: AC), Rye, New York, a diversified global financial services company; Director of National Life Group, Montpelier, Vermont, a mutual life insurance company; Former director of The Pep Boys (NYSE: PBY), Philadelphia, Pennsylvania, a nationwide auto parts retailer; Former director of PC Construction, South Burlington, Vermont, an engineering and construction company; Director of Merchants Bancshares (NasdaqGS: MBVT), Burlington, Vermont, a bank holding company; Serves on the boards of American Forests and Smithsonian Libraries; Former director of Central Vermont Public Service (now part of Green Mountain Power), a public energy company; Served on the boards of Hewitt School, Pace University, HS Broadcasting, BRUT, Inc., Vermont Electric Power Company, Inc. (VELCO), STRYKE Trading, the National Gardening Association, Shelburne Museum, and the Vermont Symphony Orchestra.

Skills and Expertise:

•      Experience as a chair, vice chair, and committee chair/member in a broad range of businesses and civic organizations

•      Extensive executive and investment experience

JANE SCACCETTI Age: 61 New Nominee

CEO and founding partner of Drucker & Scaccetti, Philadelphia, Pennsylvania, an accounting and tax advisory firm; Formerly a partner at Laventhol & Horwath, a national accounting firm; Chair of the Audit Committee, Penn National Gaming, Inc. (NASDAQ: PENN), Wyomissing, Pennsylvania, an operator of casinos and racetracks; Former member of the board of Nutrition Management Services Company, Kimberton, PA, a provider of comprehensive healthcare food service and facilities management nationwide; Former Chair of the Audit Committee and a member of the Nominations and Governance Committee of The Pep Boys (NYSE: PBY), Philadelphia, Pennsylvania, a nationwide auto parts retailer; Former director of Keystone Health Plan East, the for-profit Health Maintenance Organization of Independence Blue Cross.

Skills and Expertise:

•      Experience as a chair, vice chair, and committee chair/member in a broad range of businesses

•      Extensive financial and accounting experience, including qualification under SEC rules as an Audit Committee Financial Expert

•      Contributes to the diversity of the Board

ROBERT A. STEFANKO Age: 73 Director since: 2007 Committees: Audit Compensation

Director and member of Compensation Committee of OMNOVA Solutions, Inc. (NYSE), Fairlawn, Ohio, an innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces; Former Chairman of the Board and Executive Vice President of Finance & Administration of A. Schulman, Inc. (NASDAQ), Akron, Ohio, an international supplier of plastic compounds and resins; Former director of The Davey Tree Expert Company, Kent, Ohio, a tree, shrub and lawn care company.

Skills and Expertise:

•      Former Chief Financial Officer and director of A. Schulman, Inc. from 1979 through 2006

•      Extensive involvement in public company matters, including international, compensation, audit, financial, legal, and various other matters

•      Experience as a director of several other public company boards

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Each of the foregoing nominees was recommended by the Governance Committee. There are, and during the past ten years there have been, no legal proceedings material to an evaluation of the ability of any director, nominee, or executive officer of Myers to act in such capacity or concerning his integrity. There are no family relationships among any of the directors and executive officers.

The Board recommends that you vote “FOR” each of the director nominees listed above.

Notice of Other Potential Nominees

On February 19, 2016, we received a notice from one of our shareholders, GAMCO Asset Management Inc. (“GAMCO”), that it intends to nominate Daniel R. Lee to our Board. The notice received from GAMCO was in accordance with the requirements of our Code of Regulations.

Daniel R. Lee was elected to our Board in 2014. Mr. Lee resigned from the Board in 2015, prior to completing his second year of service.

The Board undergoes a vigorous and detailed search and selection process for potential nominees. As a result, the Board has presented a qualified slate, populated with individuals who have the relevant experience to contribute to the Company in a meaningful way. The Board has selected Jane Scaccetti as a nominee due to her prior experience on several public company boards, her qualification as a financial expert and her knowledge of corporate governance best practices. Ms. Scaccetti will replace Mr. Heisler who has determined to reduce the number of boards on which he currently serves after completion of his term on the Board. If elected at the 2016 Annual Meeting, Mr. Liebau will succeed Mr. Heisler as Chairman of the Board.

If GAMCO proceeds with the solicitation of proxies or nominates Mr. Lee for election as a director at the Annual Meeting, you will receive an opposing proxy statement and proxy card or other proxy solicitation materials from GAMCO. We are not responsible for the accuracy of any information provided by or related to GAMCO contained in any proxy solicitation materials filed or disseminated by, or on behalf of, GAMCO or any other statements they otherwise may make.

We recommend our shareholders NOT to sign or return any proxy card sent to you by or on behalf of GAMCO. Voting against GAMCO’s nominee on its proxy card is not the same as voting for the Board of Directors’ nominees, and a vote on GAMCO’s proxy card, even against its nominee, will revoke any WHITE proxy card previously submitted by you.

According to the information provided by GAMCO in a letter dated February 19, 2015, for which the Company disclaims any responsibility, it is the beneficial owner of 4,773,580 shares of our Common Stock as of February 19, 2016, however, according to GAMCO’s most recent Schedule 13D/A filed with the SEC on February 19, 2016, for which the Company disclaims any responsibility, it is part of a group of stockholders that together beneficially owned 6,934,888 shares of our Common Stock as of February 19, 2016. In the Letter, GAMCO indicated that it intends to be present at the Annual Meeting in person or by proxy to nominate these individuals to serve as directors of the Company.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF R. DAVID BANYARD, PHILIP T. BLAZEK, SARAH R. COFFIN, JOHN B. CROWE, WILLIAM A. FOLEY, F. JACK LIEBAU, JR., BRUCE M. LISMAN, JANE SCACCETTI, AND ROBERT A. STEFANKO BY EXECUTING AND RETURNING THE WHITE PROXY CARD OR BY FOLLOWING THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET. PROXIES SOLICITED BY THE COMPANY, THE CURRENT DIRECTORS, AND THE NOMINEES FOR ELECTION AS DIRECTOR WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

Director Independence

The Board has determined that each of the following current directors and nominees are “independent” and that each of these nominees has no material relationship with us that would impact their independence: Robert B. Heisler, Jr., Philip T. Blazek, Sarah R. Coffin, John B. Crowe, William A. Foley, F. Jack Liebau, Jr., Bruce M. Lisman, Jane Scaccetti and Robert A. Stefanko. The determination of whether a director is “independent” is based upon the Board’s review of the relationships between each director and the Company, if any, under the Company’s “Board of Directors Independence Criteria” policy adopted by the Board on April 20, 2004, as amended, and the corporate governance listing standards of the New York Stock Exchange (“NYSE”). In connection with the Board’s determination regarding the independence of each non-management director and nominee, the Board considered any transactions, relationships and arrangements as required by our independence guidelines. In particular, the Board considered the following relationships: (1) the relationship between A. Schul-

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man, Inc. (“A. Schulman”) and the Company in connection with its independence determination of Robert A. Stefanko and concluded Mr. Stefanko met the independence requirement; and (2) the relationship between FirstEnergy Corp. (“FirstEnergy”) and the Company in connection with its independence determination of Robert B. Heisler, Jr. and concluded Mr. Heisler met the independence requirement. Mr. Stefanko is a stockholder of A. Schulman, holding less than 1% of A. Schulman’s shares of stock. In 2015, the Company purchased $67,674.40 of materials from A. Schulman during the ordinary course of operations, which is less than 1% of the annual revenues of both companies. Mr. Heisler is a shareholder and director of FirstEnergy, holding less than 1% of FirstEnergy’s shares of stock. In 2015, we purchased $246,597.92 of materials from FirstEnergy during the ordinary course of operations, which is less than 1% of the annual revenues of each company. All members of the Audit Committee, the Compensation Committee, and the Governance Committee were determined to be independent, and in addition, the Board determined that the members of the Audit Committee are also independent as defined in the SEC regulations.

Except as set forth in this proxy statement, neither the Company nor any of the nominees listed above or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Committees of the Board

The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Governance Committee, whose members were appointed in April 2015 following the Annual Meeting. The Board also chartered a special committee in October 2014, the Capital Allocation Committee, which was tasked with evaluating and considering capital allocation alternatives for the proceeds from the sale of the Company’s Lawn and Garden business.

Committees and Membership	Committee Functions
Audit Robert A. Stefanko* (Chairman and Presiding Director) Robert B. Heisler, Jr.* F. Jack Liebau Philip T. Blazek Sarah R. Coffin ______ * Board identified these members as “financial experts”.

•    Engages the independent registered public accounting firm

•    Approves all audit and related engagements (audit and non-audit)

•    Reviews the results of the audit and interim reviews

•    Evaluates the independence of the independent registered public accounting firm

•    Reviews with the independent registered public accounting firm the financial results of the Company prior to their public release and filing of reports with the SEC

•    Directs and supervise special investigations

•    Oversees our accounting, internal accounting controls and auditing matters reporting hotline (discussed below) and our corporate compliance program

The Audit Committee also has oversight of our system of internal auditing functions and controls, as well as our internal control procedures. None of our Audit Committee members serve on more than two other public company audit committees. The Audit Committee met eleven times in 2015.

Compensation Committee Sarah R. Coffin (Chairman and Presiding Director) Robert A. Stefanko Bruce M. Lisman John B. Crowe William A. Foley Philip T. Blazek

•    Establishes and administers the Company’s policies, programs and procedures for compensating its executive officers and directors

•    Has the authority to retain outside consultants regarding executive compensation and other matters

The Compensation Committee met eight times in 2015.

Corporate Governance and Nominating Committee John B. Crowe (Chairman and Presiding Director) Bruce M. Lisman F. Jack Liebau William A. Foley.

•    Evaluates new director candidates and incumbent directors

•    Recommends nominees to serve on the Board as well as members of the Board’s committees to the independent directors of the Board

•    Responsible for recommending and monitoring participation in continuing education programs by the members of the Board

The Corporate Governance Committee met eight times in 2015.

Capital Allocation Committee

Vincent C. Byrd*

Robert B. Heisler, Jr.

Daniel R. Lee**

William A. Foley

______

*   No longer a director following the 2015 Annual Meeting.

** No longer a director following his resignation in March 2015.

The Capital Allocation Committee is a special committee chartered by the Board to evaluate and consider capital allocation alternatives for the proceeds from the sale of the Company’s Lawn and Garden business.

The Capital Allocation Committee met once in January 2015 prior to completing its mandate.

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Committee Charters and Policies

The Board has adopted written charters for the Audit Committee, the Compensation Committee, Governance Committee, and the Capital Allocation Committee. Each Committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. Each of the written charters and policies of the Audit Committee, the Compensation Committee, and the Governance Committee are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

Board Role in Risk Oversight

The Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. Certain areas of oversight are delegated to the relevant Committees of the Board and the Committees regularly report back on their deliberations. This oversight is enabled by reporting processes that are designed to provide visibility to the Board about the identification, assessment, monitoring and management of enterprise-wide risks. In May 2015, management conducted its most recent enterprise-wide risk assessment of the Company and each of its business segments, and in July 2015 presented the assessment to the Board for review. The focus of this assessment included a review of strategic, financial, operational, compliance and technology objectives and risks for the Company. In addition, on an ongoing basis:

(a)	The Audit Committee maintains primary responsibility for oversight of risks and exposures pertaining to the accounting, auditing and financial reporting processes of the Company;

(b)	The Compensation Committee maintains primary responsibility for risks and exposures associated with oversight of the administration and implementation of our compensation policies; and

(c)	The Governance Committee maintains primary responsibility for risks and exposures associated with corporate governance and succession planning.

Board Attendance

There were a total of fourteen regularly scheduled and special meetings of the Board of Directors in 2015. During 2015, all directors attended at least 75% of the aggregate total number of the meetings of the Board and Committees on which they served. In 2015, all of our then current directors attended our Annual Meeting, and then nominee, Mr. Liebau attended as well. Although we do not have a formal policy requiring directors to attend the Annual Meeting, our directors are encouraged to attend.

Interested Parties’ Communications with the Board of Directors

Our Board provides the following methods for interested parties and shareholders to send communications to a director, to a Committee of the Board, to the non-management directors, or to the Board:

Written Communication

Interested parties may send such communications by mail or courier delivery addressed as follows: Board of Directors (or Committee Chairman, Board Member or Non-Management Directors, as the case may be), c/o Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. All communications directed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded unopened to the Chairman of the Governance Committee. The Chairman of the Governance Committee in turn determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director or the Chairman of a particular Committee of the Board, however, the Corporate Secretary will forward those communications, unopened, directly to the person or Committee Chairman in question.

Toll Free Hotline

In 2003, the Audit Committee established a “hotline” for receiving, retaining and treating complaints from any interested party regarding accounting, internal accounting controls and auditing matters, and procedures for the anonymous submission of these concerns. The hotline is maintained by a company which is independent of

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Myers. Interested parties may also use this hotline to communicate with the Board. Any interested party may contact a director, a Committee of the Board, the non-management directors, or the Board through the toll free hotline at (877) 285-4145. The hotline is available worldwide, 24 hours a day, seven days a week. Note that all reports made through the hotline are directed to either or both the Chairman of the Audit Committee and the Corporate Secretary. We do not permit any retaliation of any kind against any person who submits a complaint or concern under these procedures.

Shareholder Nominations of Director Candidates

Shareholder Recommendation Policy

The Governance Committee will consider individuals for nomination to stand for election as a director who are recommended to it in writing by any of our shareholders that strictly follow the procedures outlined in the next paragraph below and that send a signed letter of recommendation to the following address: Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Chief Financial Officer, Senior Vice President and Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301.

Recommendation letters must certify that the person making the recommendation is a shareholder of the Company (including the number of shares held as of the date of the recommendation), and further state the full name and address of the proposed nominee as well as a biographical history setting forth past and present directorships, employment, occupations and civic activities for at least the past five years. Any such recommendation should be accompanied by a signed written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The letter must also include a signed written statement that the nominating shareholder and the candidate will make available to the Governance Committee all information reasonably requested in furtherance of the Governance Committee’s evaluation. The letter must be received before the close of business on or before November 15th of the year prior to our next annual meeting of shareholders.

The Governance Committee reviews and evaluates individuals for nomination to stand for election as a director who are recommended to the Governance Committee in writing by any of our shareholders pursuant to the procedures outlined in the paragraph above on the same basis as candidates who are suggested by our current or past directors, executive officers, or other sources, which may, from time-to-time, include professional search firms retained by the Governance Committee. In considering individuals for nomination to stand for election, the Governance Committee will consider:

(1)	The current composition of the Board of Directors and how it functions as a group;

(2)	The talents, personalities, strengths, and weaknesses of current directors;

(3)	The value of contributions made by individual directors;

(4)	The need for a person with specific skills, experiences or background to be added to the Board;

(5)	Any anticipated vacancies due to retirement or other reasons; and

(6)	Other relevant factors which may enter into the nomination decision.

When considering an individual candidate’s suitability for the Board, the Governance Committee will evaluate each individual on a case-by-case basis. The Governance Committee does not prescribe minimum qualifications or standards for directors, however, the Governance Committee looks for directors who have personal characteristics, educational backgrounds and relevant experience that would be expected to help further the goals of both the Board and the Company. In addition, the Governance Committee will review the extent of the candidate’s demonstrated excellence and success in his or her chosen business, profession, or other career and the skills and talents that the candidate would be expected to add to the Board. The Governance Committee may choose, in individual cases, to conduct interviews with the candidate and/or contact references, business associates, other members of boards on which the candidate serves or other appropriate persons to obtain additional information. The Governance Committee will make its determinations on whether to nominate an individual candidate based on the Board’s then-current needs, the merits of that candidate and the qualifications of other available candidates.

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Shareholder Nomination Policy

In accordance with our Amended and Restated Code of Regulations, a shareholder may directly nominate a candidate for election as a director of the Company only if written notice of such intention is received by the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of such annual meeting of shareholders or special meeting of shareholders for the election of directors. In the event that the date of such meeting to elect directors is not publicly disclosed at least seventy (70) days prior to the date of such meeting, written notice of such shareholder’s intent to nominate a candidate must be received by the Corporate Secretary not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first provided to the shareholders. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in Article I, Section 12 of our Amended and Restated Code of Regulations, titled “Advance Notice of Director Nomination” and then send a signed letter of nomination to the following address: Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. Our Amended and Restated Code of Regulations is available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

On February 19, 2016, GAMCO amended its Schedule 13D relating to the Company disclosing that it had sent a letter to the Company recommending Daniel R. Lee for nomination for election as a director of the Company at the Annual Meeting. GAMCO indicated that it intends to be present in person or by proxy at the Annual Meeting to nominate Mr. Lee.

Corporate Governance Policies

Implementation

The Board of Directors has implemented the corporate governance initiatives required by the NYSE rules and the Sarbanes-Oxley Act of 2002. These initiatives include, among others, “Corporate Governance Guidelines” and a “Code of Business Conduct and Ethics” for the Company’s directors, officers and employees. These corporate governance policies and procedures are discussed in various places within this Proxy Statement. In March 2011, the Board incorporated a director resignation policy into its Corporate Governance Guidelines. Pursuant to this director resignation policy, in an uncontested election, any incumbent director who receives a greater number of votes “Withheld” or “Against” his or her election than votes “For” his or her election (and with respect to such incumbent director’s election at least 25% of the Company’s shares outstanding and entitled to vote thereon were “Withheld” or voted “Against” the election of such director) shall submit an offer of resignation to the Board of Directors. The Governance Committee will then recommend to the Board whether to accept or reject any tendered resignations, and the Board will decide whether to accept or reject such tendered resignations. The Board’s decision will be publicly disclosed in a Current Report on Form 8-K filed with the SEC. If an incumbent director’s tendered resignation is rejected, then he or she will continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office, or death. If an incumbent director’s tendered resignation is accepted, then the Board will have the sole discretion to fill any resulting vacancy to the extent permitted by the Company’s Amended and Restated Code of Regulations.

Availability of Corporate Governance Policies

Each of our corporate governance policies is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersind.com.

Code of Ethics

We have a “Code of Business Conduct and Ethics” which incorporates a “Code of Ethical Conduct for the Finance Officers and Finance Department Personnel”, which embodies our commitment to ethical and legal business practices, as well as satisfying the NYSE requirements to implement and maintain such policies. The Board expects all of our officers, directors and other members of our workforce to act ethically at all times. This policy is available on our website at www.myersind.com on the “Corporate Governance” page accessed from the “Investor Relations” page.

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Stock Ownership Guidelines

In 2010, we implemented, and in January of 2013 we amended, our “Stock Ownership Guidelines” whereby our executive officers and non-employee directors are expected to hold a specified amount of our Common Stock. The Chief Executive Officer is expected to hold an investment position in our Common Stock equal to five times his annual base salary. The Chief Financial Officer is expected to hold an investment position equal to three times his respective annual base salary. The non-employee Directors are expected to hold five times their annual cash Board retainer in our Common Stock. The executive officers and non-employee directors have five years from the effective date of the guidelines to attain the ownership requirement. These “Stock Ownership Guidelines” are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

Board Member Recruiting Guidelines

In March 2011, the Governance Committee adopted Board Member Recruiting Guidelines that outline the process for existing Board members to nominate potential director candidates to the Governance Committee. These recruiting guidelines are available on the “Corporate Governance” page accessed from the “Investor Relations” page of the Company’s website at www.myersind.com.

Executive Sessions of the Board

Effective in December 2002, the Board adopted a policy requiring the non-management directors, both as to the Board and in their respective Committees, to meet regularly in executive session without any management personnel or employee directors present. During 2015, the Board and each Committee met regularly in executive session as follows: Board, seven times; Audit Committee, eight times; Compensation Committee, four times; and the Governance Committee, five times. The Capital Allocation Committee did not meet in executive session during 2015.

Independent Chairman

In October 2009, the Board decided it was in the best interest of the Company for the Board to have an independent Chairman. In April 2015, Robert B. Heisler, Jr. was elected as the Independent Chairman of the Board. The Company believes this leadership structure is appropriate for the Company as it further aligns the interests of the Company and our shareholders by ensuring independent leadership of the Board. The Independent Chairman serves as a liaison between our directors and our management and helps to maintain open communication and discussion by the Board. Duties of the Chairman are specified in the Charter of the Chairman of the Board of Directors, adopted October 28, 2009, and include serving in a presiding capacity, coordinating the activities of the Board, and such other duties and responsibilities as the Board may determine from time-to-time. This charter is available on our website at www.myersind.com on the “Corporate Governance” page accessed from the “Investor Relations” page.

Presiding Directors

The independent directors reported that in 2015 they selected Presiding Directors to preside during executive sessions. The Chairman of the Governance Committee acts as the Presiding Director for the executive sessions of the Board, and the Chairman of each Committee was selected as the Presiding Director for the executive sessions of the applicable Committee of the Board.

Anonymous Reporting

The Audit Committee maintains procedures, including a worldwide telephone “hotline”, which allows employees and interested parties to report any financial or other concerns anonymously as further detailed under “Interested Parties’ Communications with the Board of Directors” above.

Annual Board and Committee Self-Assessments

In 2004, the Board, through the Governance Committee, instituted annual self-assessments of the Board, as well as of the Audit Committee, the Compensation Committee, and the Governance Committee, to assist in determining whether the Board and its Committees are functioning effectively. In early 2015, the Board and each of its Committees conducted the self-evaluations and discussed the results of the self-evaluations.

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Clawback Policy

In March 2015, the Company adopted a Clawback Policy which provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance (whether or not based upon misconduct) with financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the Compensation Committee and applies to current and former executive officers and such other employees who may from time to time be deemed subject to the policy by the Compensation Committee.

NYSE and SEC Certifications

In 2015, we submitted to the NYSE an unqualified Section 12(a) certification by our Chief Executive Officer. Further, each applicable filing with the SEC contained the Section  302 and 906 Certifications of both our Chief Executive Officer and Chief Financial Officer.

Director Compensation

At the start of 2015, the annual cash retainer for non-employee directors was $40,000. In addition, Committee members received $10,000 per year per Committee of the Board. The Chairman of the Audit Committee and Chairman of the Compensation Committee each received an additional $8,000 per year. The Chairman of the Governance Committee received an additional $4,000 per year. The Chairman of the Board historically received an additional annual cash retainer of $20,000. Directors who are employees of the Company do not receive the annual retainer.

Under our Amended and Restated 2008 Incentive Stock Plan, each non-employee director who holds such position on the date of the annual meeting of the shareholders, and has been a director for the entire period since the annual meeting of shareholders of Myers that was held in the immediately preceding calendar year, will be awarded annually, on the date of the annual meeting of shareholders, shares of our Common Stock at a value recommended by the Compensation Committee and approved by the Board. The value of Common Stock awarded at the 2015 Annual Meeting was $60,000 for each director entitled to an award. A director may elect to receive an equivalent number of stock units rather than shares of common stock, with payment to be made with respect to such stock unit when such director ceases to be a member of the Board.

The Compensation Committee engaged a compensation consultant who conducted an assessment of the market competitiveness of the Company’s non-employee director compensation program. In conducting the assessment, the compensation consultant reviewed data from a comparable group of companies. The results of this assessment were considered by the Compensation Committee and reflected that the Company’s non-employee director compensation was below market. In March 2015, based upon a recommendation by the Compensation Committee, the Board approved an increase in the annual cash retainer for non-employee directors to $52,500 and a change in the annual cash retainer for the Chairman of the Board to $60,000 (including committee fees). The Committee and Committee Chair retainers did not change. Directors who are employees of the Company do not receive the annual retainer. In addition, non-employee directors will now receive shares of our Common Stock valued at $72,500 (an increase over the prior value of $60,000) on the date of the annual meeting of shareholders as described above. These increases went into effect following the 2015 Annual Meeting.

Our Amended and Restated Code of Regulations provides that we will indemnify, to the fullest extent then permitted by law, any of our directors or former directors who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was a director of the Company, or serving at our request as a director of another entity. We have entered into indemnity agreements with each of our directors contractually obligating us to provide such protection. We also currently have in effect director and officer insurance coverage.

Director cash retainers are paid quarterly in arrears. The following table shows the compensation paid to each of the non-employee directors during fiscal 2015. Mr. Orr, who was the Company’s President and Chief Executive Officer through the vast majority of 2015, did not receive any additional compensation for his services as a director.

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NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

FOR FISCAL 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Philip T. Blazek(11)	36,250	—	—	—	—	—		36,250
Vincent C. Byrd(1)(12)	29,000	60,001	—	—	—	—		89,001
Sarah R. Coffin(9)	70,250	60,001	—	—	—	—		130,251
John B. Crowe(10)	68,250	60,001	—	—	—	—		128,251
William A. Foley	66,250	60,001	—	—	—	—		126,251
Robert B. Heisler, Jr. (8)	86,250	60,001	—	—	—	—		146,251
Richard P. Johnston(7)(12)	45,000	60,001	—	—	—	25,549	(6)	130,550
Edward W. Kissel(2)(12)	32,000	60,001	—	—	—	—		92,001
Daniel R. Lee(13)	10,000	—						10,000
F. Jack Liebau, Jr.(11)	36,250	—	—	—	—	—		36,250
Bruce M. Lisman(11)	36,250	—	—	—	—	—		36,250
Robert A. Stefanko(3)	74,250	60,001	—	—	—	—		134,251

(1)	Mr. Byrd served as the Chairman of the Compensation Committee until he ceased to be a director at April 2015 Annual Meeting.

(2)	Mr. Kissel served as the Chairman of the Governance Committee until he ceased to be a director at April 2015 Annual Meeting.

(3)	Mr. Stefanko served as the Chairman and Presiding Director of the Audit Committee.

(4)

Stock Award amounts shown in this Non-Employee Director Compensation Table do not reflect compensation actually received by the directors. The amounts shown reflect the fair market value of 3,595 shares of common stock awarded to the non-employee directors, who had been directors for the prior year, on April 24, 2015. Mr. Foley, Mr. Heisler and Mr. Stefanko each deferred the receipt of common stock for their Stock Award in fiscal 2015, and instead received Stock Units. On the date that the Director ceases to be a member of the Board for any reason whatsoever, or as soon thereafter as is reasonably practical, the Company shall make a payment to the Director of one Share for every Stock Unit then held by such Director as payment with respect to each such Stock Unit.

(5)

No stock option awards were provided to the non-employee directors in 2015. Mr. Johnston and Mr. Kissel, both of whom ceased to be directors at the 2015 Annual Meeting, held 2,500 and 2,500 options respectively from prior service.

(6)

The amount of $25,549 for Mr. Johnston reflects an annual pension benefit that he is entitled to under the terms of an employment agreement with our subsidiary Buckhorn Inc. He resigned as an employee in 1990. The pension benefits commenced under the employment agreement following his resignation.

(7)	Mr. Johnston served as Chairman of the Board until he ceased to be a director in April 2015.

(8)	Mr. Heisler was elected Chairman of the Board following the April 2015 meeting.

(9)	Ms. Coffin was elected Chairman of the Compensation Committee following the April 2015 annual meeting.

(10)	Mr. Crowe was elected Chairman of the Governance Committee following the April 2015 annual meeting.

(11)	Was elected a Director of the Board at the April 2015 annual meeting.

(12)	Ceased being a Director of the Board at the April 2015 annual meeting.

(13)	Resigned from his position as a Director on March 13, 2015.

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Risk Assessment of Compensation Practices

In establishing compensation policies and practices for all of our employees, we utilize a balanced mix of salary, bonus and, in some cases, equity-based compensation that supports the enhancement of revenue, earnings and cash performance of the Company for our shareholders without creating undue risk. Under our long term incentive program adopted in 2010 (the “LTIP”), we utilize a blend of stock options, service-based awards and performance-based awards with a greater emphasis on performance-based awards than service-based awards that we believe will further align the interests of our employees with those of our shareholders. Our risk oversight and overall compensation structure has features that guard against excessive risk taking, including:

•

Our Board’s and its Committees’ role in risk oversight, including internal control over financial reporting and other strategic, financial, operational, compliance and technology policies and practices (see the section titled “Board’s Role in Risk Oversight” above for a complete description);

•	Diversified nature of our business segments with respect to industries and markets served, products and services sold, and geographic footprint;

•	Establishment and annual review of base salaries to be consistent with an employee’s responsibilities;

•	Determination and award of incentive awards based on a review of a variety of indicators of performance that diversifies the risks associated with any single indicator of performance;

•

A mixture of fixed and variable, annual and long-term, and cash and equity compensation are provided to our employees to encourage strategy and actions that are in the long-term interests of the Company and our shareholders; and

•	Awards of incentive compensation with performance vesting criteria to reward employees for driving sustainable, profitable growth for shareholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Executive Summary

Our executive pay program is managed by the Compensation Committee. The role of the Compensation Committee is to oversee our executive pay plans and policies, administer our stock plans and annually review and make recommendations to the Board for all pay decisions relating to our executives, including the Named Executive Officers (“NEOs”):

•	John C. Orr, President and Chief Executive Officer, retired December 7, 2015

•	R. David Banyard, President and Chief Executive Officer, effective December 7, 2015

•	Greggory W. Branning, Chief Financial Officer, Senior Vice President and Corporate Secretary

Messrs. Orr, Banyard and Branning were our only NEOs in 2015.

As shareholders consider the effectiveness of our executive pay program for our NEOs in the most recent year and their support of our executive pay program, they should take into account the following:

•

The Company’s financial position remains solid, with a strong balance sheet and financial liquidity to pursue strategic goals which enhance shareholder value. In 2015, cash flow provided by continuing operations was $49.4 million and as of December 31, 2015, there was $202.2 million available for borrowing under our loan agreement.

•	Mr. Orr did not receive an increase in his base salary in 2015. Mr. Branning received a 4% increase in his base salary in 2015.

•

We continued to utilize a long-term incentive portfolio of options, service-based restricted stock units, and long-term cash incentives tied to financial results to provide greater reward balance, more effectively manage share dilution and offer us greater flexibility to reward for long-term results.

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•	We have several pay practices and policies that are in the best interests of our shareholders, including modest perquisites, limited executive retirement benefits, and stock ownership guidelines.

•	We concluded that our pay programs do not encourage excessive or unnecessary risk taking.

•

Finally, we believe the pay actually earned by Mr. Orr in 2015 was aligned with the Company’s total shareholder return performance. The realized pay of Mr. Orr (salary, actual bonuses, long-term performance cash earned, options exercised, stock vested, and all other compensation) and unrealized pay (the value of outstanding equity awards and in-cycle cash performance awards at target) aligned closely with total shareholder return.

Realized and Unrealized Compensation

	2013	2014	2015
Total Value	$16,667	$12,758	$8,567
Realized Compensation[1]	$3,632	$4,029	$5,034
Unrealized Compensation[2]	$13,035	$8,729	$3,533
Indexed TSR	142	122	96
1-Year TSR	42.4%	-14.3%	-21.7%

[1]	Includes salary, bonus, options exercised, stock vested, and all other compensation

[2]	Includes outstanding equity awards and in-cycle long-term cash at target

The remainder of this report provides details of each of these conclusions and examines our pay philosophy and objectives, the process used to set pay for 2015, the elements of pay awarded and other policies affecting our executive pay program.

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Pay Philosophy and Practices

Our success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives. The Compensation Committee and senior management, with assistance from our independent compensation advisor, develop competitive pay programs for our executives and we follow the basic tenets set forth below:

What We Do

•	Pay for Performance

•	Reasonable Post-Employment/Change in Control Provisions

•	Double Trigger Change in Control Provisions

•	Modest Perquisites

•	Share Ownership Guidelines

•	Independent Compensation Advisors

•	Tally Sheets to Evaluate and Monitor NEO Compensation

•	Clawback Policy

What We Don’t Do

•	Enter into Employment Contracts

•	Offer Tax Gross-Ups

•	Reprice Underwater Options

•	Allow Cash Buyouts of Underwater Options

•	Permit Short Sales by Executive Officers or Directors

Process Used to Set Pay for 2015

Interactions between multiple parties established our executive pay program for 2015:

•	Compensation Committee;

•	Senior management;

•	Independent compensation advisor; and

•	Outside advisors, including legal counsel.

Role of Compensation Committee

Six independent directors comprise our Compensation Committee, which is responsible for establishing and administering our compensation policies, programs and procedures. In dispensing its duties, the Compensation Committee may request information from senior management regarding the Company’s performance, pay and programs to assist it in its actions. Moreover, the Compensation Committee has the authority to retain outside advisors as needed to assist it in reviewing and modifying the Company’s programs and providing competitive pay levels and terms. In arriving at its decision on executive compensation, the Compensation Committee takes into account the shareholder “say-on-pay” vote at the previous annual meeting of shareholders.

The Compensation Committee annually reviews and establishes the goals used for our incentive plans. In addition, it annually assesses the performance of the Company and the Chief Executive Officer. Based on this evaluation, the Compensation Committee then recommends the Chief Executive Officer’s compensation for the next year to the Board for its consideration and approval. In addition, the Compensation Committee reviews the Chief Executive Officer’s compensation recommendations for the Chief Financial Officer, providing appropriate input and approving final awards. Finally, the Compensation Committee provides guidance and final approval to the Chief Executive Officer with regard to the determination of the compensation of other key executives.

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Role of Senior Management

The Company’s management serves in an advisory or support capacity as the Compensation Committee carries out its charter. Typically, the Company’s Chief Executive Officer participates in meetings of the Compensation Committee. The Company’s Chief Financial Officer may participate as necessary or at the Compensation Committee’s request. The NEOs normally provide the Compensation Committee with information regarding the Company’s performance as well as information regarding executives who participate in the Company’s various plans. Such data is usually focused on the executives’ historical pay and benefit levels, plan costs, context for how programs have changed over time and input regarding particular management issues that need to be addressed. In addition, management normally furnishes similar information to the Compensation Committee’s independent compensation advisor.

Management provides input regarding the recommendations made by outside advisors or the Compensation Committee. Management implements, communicates and administers the programs approved by the Compensation Committee, reporting back to it any questions, concerns or issues.

The Chief Executive Officer annually evaluates the performance of the Company and the Chief Financial Officer. Based on his evaluation, he provides the Compensation Committee with his recommendations regarding the pay for the Chief Financial Officer for its consideration, input and approval. The Compensation Committee, in turn, authorizes the Chief Executive Officer to establish the pay for the Company’s other executives based on terms consistent with those used to establish the pay of the NEOs. Members of management present at meetings when pay is discussed are recused from such discussions when the Compensation Committee focuses on their individual pay.

Role of Independent Compensation Advisor

In 2015, the Compensation Committee again engaged Exequity, LLP (“Exequity”) to assist in its duties. Exequity was initially engaged by the Company at the end of 2012. The Compensation Committee has the authority to retain Exequity or to engage other independent advisors and compensation consultants to assist in carrying out its responsibilities. Exequity’s lead consultant reported directly to the Compensation Committee Chairman, who approved Exequity’s work plan. In addition, the lead consultant interacted with management as needed to complete the work requested by the Compensation Committee. Exequity did not provide other services to the Company during 2015 and received no compensation other than with respect to the services provided to the Compensation Committee. The work of Exequity has not raised any conflicts of interest.

Compensation Benchmarking

In early 2013, Exequity prepared a study which resulted in the use of two peer groups, a proxy peer group and a general industry group. The proxy peer group was the same as the group developed by the Company’s prior compensation consultant, with a few changes, and the general industry group was developed using the Equilar database using the following criteria:

•	Participant in the Equilar database;

•	Publicly-traded U.S.-based companies with a focus on manufacturing as well as other asset-based companies; and

•	Size appropriate companies with revenues within a range of roughly .5x to 2x the Company’s revenues and median revenues for the group near the Company’s revenues.

This process using the Equilar data resulted in a group of 21 companies, with the Company’s revenues ranked at the 32nd percentile.

At the end of 2013, the Company utilized the Equilar general industry peer group only due to pay anomalies with the proxy peer group. There was a significant change in the companies participating in the Equilar database — eight companies had dropped participation — and to get the group up to a more reasonable number of fifteen, two companies were added. This group was used for determining compensation in 2014.

In 2014, Exequity recommended developing a new proxy peer group to support the Compensation Committee’s decisions with respect to NEO compensation in 2015. This was an extensive research effort. Exequity focused on developing a group of U.S. publicly-traded companies that met a reasonable cross section of:

•	Revenue and market cap within .5x and 2x of the Company;

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•	Business similarities (based on industry and business descriptions); and

•	Similar financial performance (with a focus on revenue growth, EPS growth, gross margin, ROI, and TSR).

This resulted in a significant change in the proxy peer group. Most of the companies that were recommended to be removed were done so either because of the impact of pay anomalies, their size being outside of the targeted range, or a lack of relevant industry comparison. This general industry peer group was approved by the Compensation Committee in July 2014 and included the following companies:

A. Schulman, Inc.	OMNOVA Solutions Inc.
Altra Industrial Motion Corp.	Patrick Industries, Inc.
Apogee Enterprises, Inc.	Quaker Chemical Corporation
Ferro Corporation	RBC Bearings Incorporated
Kraton Performance Polymers, Inc.	Remy International, Inc.
L.B. Foster Company	Standard Motor Products, Inc.
Mueller Water Products, Inc.	Tredegar Corporation
Neenah Paper, Inc.	TriMas Corporation

Based on this information, Exequity offered its recommendations for the NEOs’ pay program for 2015 and presented them in meetings and conference calls with the Compensation Committee. Exequity also reviewed the Company’s 2015 proxy statement.

The Company believes its practices are consistent with the practices for other companies of its size, reflects best practices regarding the governance of executive pay programs and reflects the executive pay program’s objectives of delivering competitive and appropriate pay aligned with our shareholders’ interests.

Elements of Pay for 2015

The basic elements of our compensation package include:

•	Base salary;

•	Annual bonus opportunities;

•	Long-term incentives in the form of performance cash awards, options, and restricted stock units;

•	Retirement and other benefits generally available to all other Company employees; and

•	Modest executive perquisites.

Consistent with the objectives of our executive pay philosophy, we target total compensation to approximate the 50th percentile (or median) for executives in similar roles at companies of similar size and complexity. We believe targeting median pay levels is appropriate as it is sufficient to attract and retain key executives, but does not position our compensation costs out of line with other companies of similar size. Pay can vary from target levels to the degree the Company’s performance or stock price increases or decreases, affecting the value our executives realize from Myers’ annual bonus and long-term incentive awards.

While we do not have a prescribed mix of pay, the following table indicates the percentage of Mr. Orr’s and Mr. Branning’s total target direct compensation that is attributable to base salary, target bonus, and long-term incentives. As Mr. Banyard became an NEO in December of 2015, and therefore was not granted long-term incentives and was not eligible for a long term bonus opportunity for 2015.

Component of Pay	Mr. John C. Orr	Mr. Greggory W. Branning
Salary	20%	33%
Target Bonus	20%	23%
Long-Term Incentives	60%	44%

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Base Salaries

Base salaries are the guaranteed part of our executives’ pay. We pay base salaries to recognize the skills, competencies, experience, and individual performance an executive brings to his or her role. As a result, changes in base salary result primarily from changes in the executive’s responsibilities, an assessment of their annual performance, and our financial ability to pay base salaries and provide increases to them.

Salaries for our executives are based on the scope of their responsibilities and their relevant background, training and experience. Data on compensation practices of companies similar to ours is also considered in setting base salaries. The Compensation Committee targets base salaries at approximately the 50th percentile, but also considers an individual’s time in the position, experience, performance, future potential and external market conditions. Under the terms of our NEOs’ severance agreements, their base salaries may not be materially decreased.

Based on external market conditions, company performance, and senior management’s recommendations, the Compensation Committee decided not to increase the base salary of Mr. Orr in 2015. Mr. Branning received a 4% raise in 2015. This positioned the base salary between approximately the 50th and 75th percentile of the peer group for both Mr. Orr and just below the 50th percentile for Mr. Branning. Mr. Orr’s percentile positioning with regard to base salary reflects his position as a senior, longer-tenured Chief Executive Officer. Mr. Banyard’s base salary was set to be slightly above the 25th percentile of competitive data the Compensation Committee considered when determining Mr. Banyard’s compensation package, in large part reflecting the fact that Mr. Banyard is new to the Chief Executive Officer role.

Annual Bonuses

In keeping with our policy of rewarding our executive officers for performance, executives, including our NEOs, were eligible to earn annual incentives under our annual incentive plan. Bonuses under the plan increase each executive’s focus on specific short-term corporate operational goals. As a result, it balances the objectives of our other pay programs, which concentrate on individual performance (base salaries), long-term financial results, and stock price growth. Finally, annual bonuses allow us to manage fixed salary costs, while still providing executives with competitive cash compensation consisting of salaries and bonuses.

Each year, the Compensation Committee approves a target bonus opportunity for each NEO. We intend for our target bonuses to be at least at median levels to place more emphasis on achieving annual operating results and to support more demanding annual performance objectives. For 2015, our target bonuses were 100% of salary for Mr. Orr and 70% of salary for Mr. Branning. Actual bonuses can range from 0% to 200% of target depending on actual performance, practices that are consistent with the range of annual bonus opportunities of other companies our size. In this manner, we can reward our executives with higher levels of cash compensation for results that substantially exceed target results. Conversely, we pay relatively lower levels of cash compensation for results that fail to meet minimally acceptable standards.

Annual bonuses are based on results in two areas:

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for special income and expenses approved by the Compensation Committee. In 2015, these adjustments, equaling $4.1 million, were one-time non-recurring costs incurred by the Company that were not budgeted, such as costs related to the Company’s search for its new Chief Executive Officer, environmental charges and restructuring charges. EBITDA results determine 50% of an NEO’s annual bonus.

•	Cash flow before capital expenditures, which determines the remaining 50% of an NEO’s bonus.

The use of EBITDA as a bonus metric focuses on our core operating profitability. We believe consistent improvements in our operating results over time should produce value for our shareholders over the long-term. Cash flow balances the profitability focus of EBITDA by measuring our executives’ ability to manage our working capital. Moreover, it focuses our management on generating discretionary cash that can be used to invest in assets, make acquisitions, retire debt, pay dividends and re-purchase our Common Stock without disrupting operations. Cash flow is measured before capital expenditures so as to balance sound decisions on long-term capital investments with achievement of cash flow goals. Both measures are weighted equally in order to balance near-term profitability with long-term growth.

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Each year, the Compensation Committee approves annual performance targets for EBITDA and cash flow. These targets are based on the annual budget developed by our senior management through vigorous bottoms-up planning, evaluation of business expectations for each business segment, customer reviews, raw material availability and pricing evaluations, SG&A considerations and general economic conditions. The annual budget is vetted and approved by the Board. Targets are established based upon a reasonable level of expected return given our performance against the annual budget. Once targets are established, the Compensation Committee sets minimum and maximum goals to appropriately reward for results that exceed or fall short of target expectations.

Performance Objective	Bonus % Target Award(1)	EBITDA ($ Millions)	Cash Flow ($ Millions)
Minimum	0%	$67.91	$42.17
Target	100%	$88.20	$59.30
Maximum	200%	$93.49	$76.41
2015 Actual Results	—	$67.91	$65.82
2015 Percentage Achievement for Each Component	—	0%	138.1%
Weighted Percentage	—	50%	50%
2015 Percentage Payout Weighted Bonus	69.1%	0%	69.1%

(1)	Bonuses for results in between performance objectives are interpolated

The range of performance associated with each measure is within the range of market practices. For 2015, actual EBITDA results were below target and actual cash flow was above target, resulting in the weighted average payout percentage being below target. Based on this payout percentage and the executive’s target bonus opportunity, Messrs. Orr and Branning received a bonus of $552,470 and $193,558, respectively, for 2015. Each of these cash bonuses was paid early in March of 2016.

Long-Term Incentives

The Amended and Restated 2008 Incentive Stock Plan provides us with flexibility to grant stock options, stock appreciation rights, performance awards, restricted stock, stock units, and other forms of equity-based awards. These awards are consistent with our goal of motivating and rewarding our executive officers for increasing shareholder value and promote our long-term interests by aiding in the retention of high-quality executives. Our use of long-term incentives reflects the belief that a significant component of executive compensation should be at risk where the amount earned depends on achieving Company performance objectives designed to enhance shareholder value. Finally, long-term incentives in the form of stock help build executive stock ownership, consistent with our stock ownership objectives more fully described in the section titled “Stock Ownership Guidelines” and strengthen the alignment with our shareholders’ interests.

For long-term incentives, the Board awarded a blend of stock options, service-based restricted stock units, and performance-based long-term performance cash incentives. This approach provides reward balance with each element designed to meet specific reward objectives:

•

Stock options align our executives’ interests with those of our shareholders because options only produce rewards to our executives if our stock price increases after options are granted. We believe options are performance-based awards, because the stock price appreciation that produces gains to the executive can only be achieved by improvements in the Company’s operating and financial results. In addition, options help build executive ownership.

•

Service-based restricted stock unit grants help in attracting and retaining our key executives. Restricted stock units also tie our executives to the total returns earned by our investors — through dividend equivalent rights as well as stock price appreciation.

•

Long-term performance cash incentives are intended to reward our executives for achieving financial goals over a multi-year period. The use of cash helps us to manage the shares available for use under our Amended and Restated 2008 Incentive Stock Plan, reducing dilution of our shareholders’ interests.

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Our long-term incentives target 50th percentile values for executives in similar roles at companies of similar size. Once target values are developed, awards for each long-term element are based on an individual’s position, experience, future potential, organizational level, scope of responsibilities, their ties to long-term results, and any special attraction and retention needs. For the NEOs, the Compensation Committee aimed to strike a balance between the three elements while emphasizing performance-based elements (options and long-term performance cash incentives) over service-based ones (restricted stock units). For Messrs. Orr and Branning, 30% of their target value was delivered in the form of stock options, 45% in the form of target long-term performance cash incentives and 25% as service-based restricted stock units. For Mr. Banyard, 20% of his long-term incentives will be delivered in stock options, 20% restricted stock units, and 60% long-term performance shares.

To strengthen the awards’ long-term ties to performance as well as to help retain our executives, long-term incentives vest or are earned over several years. For example, stock options vest ratably on the first three anniversaries of the grant and are exercisable within ten years following their grant, consistent with our historical terms for option grants. Service-based restricted stock unit grants vest ratably over a three year period, are tied to continued service, and provide a strong device for retaining our executives. Finally, long-term performance cash incentives are based on the achievement of pre-established objectives over a three-year period.

Long-term performance cash incentives are based on our average return on invested capital (“ROIC”) for the three-year period beginning in 2015 and ending in 2017. ROIC equals our earnings before interest and taxes (“EBIT”) divided by our total invested capital (net long term debt and shareholders’ equity). In our view, ROIC holds our management accountable for all capital invested in the Company. Moreover, it represents an appropriate measure for a capital intensive business like ours. The goal of the ROIC targets is to ensure we are returning greater than our cost of capital over time. It also balances the measures used in our annual bonus plan. Finally, we believe that ROIC achievement is aligned with our stock price performance. ROIC was also chosen because, given the difficulty in establishing an appropriate peer group for the Company, a metric that accurately reflects relative performance would be difficult to identify.

For the three-year period ending in 2017, the Company established three-year average ROIC performance objectives and the method for determining their corresponding awards, which are as follows:

Return on Invested Capital (ROIC):	Calculation of Award (Percentage of Target Award):
Less than 8.5%	0%

8.5%	50%

8.51%-13.49%	100%, minus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC is lower than 13.5% by (y) 5%

13.5%	100%

13.51%-18.49%	100%, plus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC exceeds 13.5% by (y) 5%

18.5% or more	200%

Target ROIC performance reflects the Compensation Committee’s view of an appropriate benchmark based on the Company budget presented to the Committee by management. The Compensation Committee has raised the target in the preceding years in order to challenge management to continuously strive for improvement in order to reach certain award targets.

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For the three-year period ending in 2015, the three-year average ROIC performance objectives and the method for determining their corresponding awards are as follows:

Return on Invested Capital (ROIC):	Calculation of Award (Percentage of Target Award):
Less than 6%	0%

6%	50%

6.01%-10.99%	The amount, expressed as a percentage, determined by dividing (x) the ROIC by (y) 10%

11%	100%

11.1%-15.99%	100%, plus the amount, expressed as a percentage, determined by dividing (x) the number of percentage points (not to exceed 5 percentage points) by which the ROIC exceeds 10% by (y) 5%

16% or more	200%

In 2013, the Compensation Committee approved a target award amount of $774,400 for Mr. Orr and $161,700 for Mr. Branning. For the three-year period ending in 2015, the Company achieved a three-year average ROIC of 13.6%. The resulting payouts were adjusted to account for discontinued operations, to exclude the Company’s acquisition of Scepter, for 2014, and to account for special income and expenses approved by the Compensation Committee. The adjustments approved by the Compensation Committee are the same adjustments used in the calculation of the annual bonuses. Based on the ROIC and the adjustments, Mr. Orr received a long-term performance cash incentive of $1,053,184, and Mr. Branning received a long-term performance cash incentive of $219,912, both of which were paid early in 2016.

Retirement and Other Benefits

We also maintain qualified and nonqualified retirement programs to provide our executives and other employees’ basic life and income security needs and recognize individual contributions during their career with Myers. The NEOs participate in our qualified retirement plan (a tax-qualified 401(k) Plan, pursuant to which all participants are eligible to receive matching contributions from the Company) on the same terms as all of our other employees.

Mr. Orr and Mr. Branning also participate in our Supplemental Executive Retirement Plan (“SERP”). The SERP was adopted to replace retirement benefits lost because of regulatory limits associated with qualified plans, provide retirement benefits for our NEOs comparable to that of other employees who are not constrained by regulatory limits, offer more competitive benefits to newly appointed senior executives, and enhance the retention and recruitment of high-quality executives. The SERP provides additional pension benefits to a select group of management. The annual supplemental pension benefit is payable for ten years commencing at the earlier of retirement or termination. Credit for years of service under the SERP may also be awarded to a participant at the discretion of the Compensation Committee. As part of their respective employment arrangements, Messrs. Orr and Branning were provided with an annual SERP benefit up to $325,000 and $50,000, respectively, payable for ten years commencing at the earlier of retirement or termination. Mr. Orr will start receiving his SERP benefit in July of 2016. In 2015, the Company determined not to add new participants to the SERP, therefore Mr. Banyard will not be provided with a SERP benefit.

NEOs also participate in broad-based benefit plans that are available to all employees, including health insurance and life and disability insurance. Executives’ benefits are not tied to individual or Company performance, which is the same approach used for other employees. Moreover, changes to executives’ benefits reflect the changes to the benefits of other employees.

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Executive Perquisites

The Company’s executive perquisites are modest relative to the general practices of other companies. These rewards are not tied to individual or Company performance. While we believe these benefits are modest, they are highly valued by recipients, have limited cost, are part of a competitive reward program, and help in attracting and retaining the best executives.

Until September of 2015, Mr. Orr received a Company provided car plus reimbursement for related expenses. From September 2015 through his retirement, Mr. Orr received a cash allowance for such use. In 2015, Mr. Banyard received a car allowance of $1,500 per month. NEOs also are able to use the Company’s country club membership, but at their own expense. In addition, NEOs are eligible for an annual physical examination. NEOs are responsible for paying the income taxes associated with these benefits and are not grossed-up by the Company.

Hiring of R. David Banyard

On December 7, 2015, Mr. Banyard was appointed President and Chief Executive Officer of the Company. As part of his onboarding, Mr. Banyard received the following:

•	A base salary of $680,000;

•	An equity sign-on award totaling $500,000 in value, denominated in restricted stock units based on closing stock price on date of grant vesting 50% after one year and 50% after two years;

•

A cash buy-out totaling $500,000, which is intended to compensate Mr. Banyard for the relocation expenses incurred as a result of his move, and the anticipated annual cash bonus Mr. Banyard left behind at his old position; and

•

An equity award, totaling $1,500,000 in value, denominated in restricted stock units, with time-based vesting over three years, to provide a partial buyout of the equity awards forfeited by Mr. Banyard at his former employer.

Mr. Banyard’s pay package reflects the Compensation Committee’s goal to attract and retain top talent through competitive and incentive based compensation programs. Mr. Banyard will also be eligible to participate in the bonus and incentive programs described herein.

Other Policies and Practices

•

Timing of Equity Grants and Grant Price. Option grants and other equity incentives are generally awarded during the first Compensation Committee meeting of the fiscal year, normally in late February or early March. This meeting is normally set more than a year in advance, limiting our ability to time the market for equity awards. The value of any such grants is determined by the closing price of our stock on the NYSE on the date that the Board approves such grants. In addition, from time-to-time during the year, the Compensation Committee may make grants to a new employee or, in rare circumstances, to a current employee. In such cases, the value of the grants is based on the closing price of our stock on the NYSE on the date such grants are approved by the Board.

•

Stock Ownership Guidelines: A key objective of our pay program in general and our long-term incentive awards in particular is to encourage and build stock ownership. As a result, we adopted stock ownership guidelines that are common at other companies. These guidelines were adopted in the fall of 2010 and amended in January 2013 and require the Company’s Chief Executive Officer to own shares that are equal to five times his base salary. The Company’s Chief Financial Officer is required to own shares equal to three times his base salary. NEOs have five years from the effective date of the guidelines to achieve their ownership targets. In determining stock ownership, we count shares owned outright, including shares owned jointly with a spouse or separately by a spouse and/or children that share the NEO’s household, vested and unvested restricted stock and restricted stock unit awards, and vested stock options.

•

Accounting and Tax Considerations: We intend annual cash incentive amounts and our long term cash incentive amounts to be fully deductible for federal income tax purposes under Section 162(m). In order to achieve this we establish an annual Incentive Bonus Plan Pool against which payouts may be made. In 2013, our shareholders approved the Performance Bonus Plan which is designed to permit us to grant incentive awards that may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

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Pay Decisions for 2016

In March 2016, the Compensation Committee met to approve the Company’s executive incentive pay program for NEOs for 2016. The Compensation Committee approved the following changes to the incentive pay program:

•

Annual Bonuses will be tied to achieving budgeted operating profit (30%), growth in operating profit (40%) and achieving budgeted cash flow (30%), instead of EBITDA (50%) and cash flow (50%), as they have been previously. The Compensation Committee believes this is more in line with the goals of the Company and will promote and encourage a more responsible and efficient use of capital.

•	The Company will no longer provide a car allowance perquisite.

•	The mix of performance stock units, options, service-based stock units and long-term performance cash incentives for the NEOs are as follows:

•	For Mr. Banyard, 60% in the form of performance stock units, 20% in the form of stock options and 20% as service-based restricted stock units, with no long-term cash component; and

•	For Mr. Branning, 30% in the form of stock options, 45% in the form of target long-term performance cash incentives and 25% as service-based restricted stock units;

•	Long-term performance stock units and performance cash awards are tied to three-year ROIC.

•	Target Bonuses continued to be 100% of salary for the CEO and 70% of salary for the CFO.

In arriving at its decisions on executive compensation, the Compensation Committee took into account the affirmative shareholder “say-on-pay” vote at the previous annual meeting of shareholders and continued to apply the same principles in determining the amounts and types of executive compensation. Though the Company did not receive as high of an affirmative vote as it had in the past, approximately 20% of the “against” votes received were from one shareholder, GAMCO Investors, Inc. (“GAMCO”), who was in the process of running a proxy contest against the Company. Three of GAMCO’s nominees were elected to the Board at the 2015 Annual Meeting, two of whom were then elected to the Compensation Committee in order to allow any concerns about the Company’s pay practices to be appropriately addressed.

The Compensation Committee commissioned the Mercer Industry Data study in 2015, and referenced that data to determine the competitive positioning of our NEOs’ pay.

Compensation Committee Interlocks and Insider Participation

During fiscal 2015, the following directors were members of the Compensation Committee: Vincent C. Byrd (prior to the 2015 Annual Meeting), Robert A. Stefanko, John B. Crowe, William A. Foley, Bruce M. Lisman (after the April 2015 Annual Meeting), Philip T. Blazek (after the April 2015 Annual Meeting) and Sarah R. Coffin. None of the Compensation Committee’s members have at any time been an officer or employee of the Company. In the past fiscal none of our NEO’s have served as a member of the board of directors or compensation committee of any entity that has one or more NEOs serving on the Company’s Board or Compensation Committee.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee, in the performance of its duties and responsibilities, has reviewed and discussed with management the information provided under the section titled “Compensation Discussion and Analysis”. Based on discussions with management and our review of the “Compensation Discussion and Analysis” disclosure, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The foregoing report has been furnished by the current members of the Compensation Committee, being:

Sarah R. Coffin, Chairman and Presiding Director, Robert A. Stefanko, John B. Crowe, William A. Foley, Bruce M. Lisman and Philip T. Blazek.

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Summary of Cash and Certain Other Compensation

The following table contains certain information regarding the compensation earned, paid or payable during 2015, for services rendered to the Company and its subsidiaries during fiscal 2015, to the NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
John C. Orr,	2015	800,000	—	601,818	555,966	1,605,654	123,349	77,475	3,764,262
President & Chief	2014	787,500	—	705,341	646,810	1,340,563	123,350	108,545	3,712,109
Executive Officer	2013	762,500	—	683,851	739,312	1,895,581	123,350	114,315	4,318,909
R. David Banyard,	2015	39,231	500,000	2,000,024	—	—	—	1,038	2,540,293
President & Chief	2014	—	—	—	—	—	—	—	—
Executive Officer	2013	—	—	—	—	—	—	—	—
Greggory W. Branning,	2015	392,700	—	138,306	127,233	413,470	—	14,693	1,086,402
Senior Vice	2014	367,500	—	150,696	138,450	189,850	—	11,564	858,060
President & Chief	2013	340,000	—	143,269	154,406	346,977	—	100,921	1,085,573
Financial Officer

(1)

This amount represents the cash-buy out as part of Mr. Banyard’s sign on package, which is intended to compensate Mr. Banyard for the relocation expenses incurred as a result of his move, and the anticipated annual cash bonus Mr. Banyard left behind at his old position.

(2)

Amounts shown do not reflect compensation actually received by the executive officers. Instead the amounts shown are reported at grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Compensation — Stock Compensation (referred to herein as “FASB ASC Topic 718”). The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

(3)

Information regarding the restricted stock and stock options granted to our NEOs during 2015 are set forth in the Grants of Plan Based Awards Table for each respective year. The Grants of Plan Based Awards Table also sets forth the grant date fair value in accordance with FASB ASC Topic 718. The assumptions used for this calculation are fully described in the footnote titled “Stock Compensation” of the Notes to our Consolidated Financial Statements under Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

(4)

For 2015, the amounts set forth in this column represent (1) incentive bonuses that were earned during 2015 and paid early in 2016, and (2) long-term cash incentives that were earned based on average return on invested capital for the three-year period beginning in 2013 and ending in 2015, which were paid early in 2016.

(5)

The amounts set forth in this column include: (a) Company contributions under our 401(k) plan and profit sharing plan earned during the respective fiscal year, but paid early in the following year; (b) dividends from vested restricted stock; and (c) perquisites and other personal benefits. The amounts are listed in the following table:

	2015	2014	2013
Mr. Orr
Contributions	10,600	10,400	10,000
Dividends	53,203	42,420	48,590
Insurance premiums	—	43,939	43,939
Other Perquisites	13,672	11,786	11,786

	77,475	108,545	114,315
Mr. Banyard
Perquisites	1,038	—	—

	1,038	—	—
Mr. Branning
Contributions	10,600	10,400	13,676
Perquisites	—	—	87,245
Dividends	4,093	1,164	—

	14,693	11,564	100,921

The perquisites and other personal benefits for Mr. Orr and Mr. Banyard during fiscal 2015 included an automobile and related expenses. These benefits are valued based on the incremental costs to the Company.

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Employment Arrangements Including Change in Control

R. David Banyard, President and Chief Executive Officer, was appointed to his current position on December 7, 2015. On November 30, 2015, the Board of Directors approved a severance agreement between the Company and Mr. Banyard dated as of December 7, 2015. The full text of the severance agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 8, 2015. Mr. Banyard’s employment by the Company is employment-at-will.

Mr. Banyard’s severance agreement provides that if Mr. Banyard is terminated other than for cause or if he terminates for good reason, including following a change in control, then he is entitled to:

(1)	Two times Mr. Banyard’s annual base salary as in effect on the date of his termination in a lump sum within thirty (30) days after such termination;

(2)	An amount equal to the sum of (A) two times his annual bonus at the highest rate in effect during the prior two year period plus (B) a pro-rata portion of the current year target annual bonus within thirty (30) days after such termination;

(3)	Health coverage for two years;

(4)	An automobile allowance for two years;

(5)	Long term disability protection for two years;

(6)	Life insurance protection for two years; and

(7)	Outplacement services for one year.

If Mr. Banyard’s employment with the Company is terminated by reason of his death or disability, then he or his surviving spouse is entitled to receive:

(1)	The base salary and annual bonus accrued and unpaid to the date of death or disability;

(2)	Any amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan; and

(3)	If Mr. Banyard and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with IRC Section 4980B, the Company shall pay the entire cost of the premiums for such continued medical coverage for the longer of (A) the maximum required period of coverage under Internal Revenue Code Section 4980B(f) or (B) twenty-four (24) months.

In addition, Mr. Banyard’s severance agreement provides that upon Mr. Banyard’s termination by reason of his death or disability or by the Company other than for cause or if he terminates for good reason, including following a change in control, all of Mr. Banyard’s outstanding stock options, restricted stock awards, and stock unit grants will become vested, to the extent not previously forfeited or terminated. Mr. Banyard is also subject to a two year non-compete agreement. The severance agreement does not provide IRC Section 280G protection or excise tax gross-up payments. If Mr. Banyard is terminated by the Company for cause or resigns other than for good reason, then Mr. Banyard is only entitled to compensation earned prior to the date of termination that has not yet been paid.

In the event that Mr. Banyard’s employment is terminated by the Company other than for cause or by him for good reason, or if there is a change of control of the Company, then Mr. Banyard would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2015:

(1)	A lump sum payment of $1,360,000 consisting of a combination of a payment of two times his most recent annual base salary and two times the highest annual bonus awarded during the prior two year period plus the pro rata share of the current year target annual bonus;

(2)	Continuation of medical and dental for a period of two years with an estimated value of $36,090;

(3)	Continuation of long-term disability protection and any life insurance coverage for a period of two years with an estimated value of $5,746;

(4)	Acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $1,751,500; and

(5)	Other benefits valued at $52,000, including payments for automobile allowances and executive outplacement service fees.

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In the event Mr. Banyard’s employment is terminated by reason of his death or disability, then Mr. Banyard or his surviving spouse would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2015:

(1)	A payment of $26,153 for the base salary and annual bonus accrued and unpaid to December 31, 2015;

(2)	$250,000 representing amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan;

(3)	If Mr. Banyard and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with IRC Section 4980B, $54,136 representing the entire cost of the premiums for such continued medical coverage for 36 months; and

(4)	Acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $1,751,500.

Greggory W. Branning, Senior Vice President, Chief Financial Officer and Corporate Secretary, was appointed to his current position effective September 1, 2012. On August 31, 2012, the Company entered into a severance agreement with Mr. Branning. The full text of the severance agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 4, 2012. The severance agreement provides that if Mr. Branning is terminated by the Company other than for cause or disability or if Mr. Branning terminates for good reason, then he is entitled to payment of:

(1)	One times his annual base salary as in effect on the termination date in a lump sum within thirty (30) days after such termination;

(2)	An amount equal to the sum of (A) one times his annual bonus at the highest rate in effect during the prior three year period plus (B) any accrued annual bonus earned in the prior year but unpaid at the termination date, within thirty (30) days after such termination;

(3)	The cost of premiums for continued medical coverage for one year;

(4)	Continuation for one year of long-term disability protection;

(5)	Continuation for one year of any life insurance protection being provided to Mr. Branning prior to termination;

(6)	Outplacement services for one year; and

(7)	Vesting of all other outstanding stock options, restricted stock awards, and stock unit grants.

The Severance Agreement provides that upon Mr. Branning’s termination by the Company following a change in control, Mr. Branning is entitled to payment of:

(1)	One and one-half (1 1/2) times his annual base salary as in effect on the termination date within thirty (30) days after such termination;

(2)

An amount equal to the sum of (A) one and one-half (1 1/2) times his annual bonus at the highest rate in effect during the prior three year period plus (B) any accrued annual bonus earned in the prior year but unpaid at the termination date within thirty (30) days after such termination; and

(3)	All outstanding stock options, restricted stock awards, and stock unit grants will become vested.

If Mr. Branning’s employment with the Company is terminated by reason of his death or disability, Mr. Branning or his surviving spouse is entitled to receive:

(1)	The base salary and annual bonus accrued in the year prior to the year in which the death or disability occurs and unpaid to the date of death or disability;

(2)	Any amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan;

(3)	If Mr. Branning and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with COBRA, the Company shall pay the entire cost of the premiums for such continued medical coverage for the longer of (A) the maximum required period of coverage under IRC Section 4980B(f) or (B) 36 months; and

(4)	All of outstanding stock options, restricted stock awards, and stock unit grants will become vested.

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If Mr. Branning is terminated by the Company for cause or resigns other than for good reason, then Mr. Branning is only entitled to compensation earned prior to the date of termination that has not yet been paid.

In the event that Mr. Branning’s employment is terminated by the Company other than for cause or disability or by him for good reason, then Mr. Branning would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2015:

(1)	A lump sum payment of $990,834 consisting of a combination of continuation of a payment of one times his most recent annual base salary and one times the highest annual bonus awarded during the prior three year period plus any earned but unpaid annual bonus for the prior year;

(2)	The cost of premiums for continued medical coverage for one year having a value of $16,682;

(3)	Continuation of long-term disability protection and any life insurance coverage for a period of one year with an estimated value of $2,873;

(4)	Acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $219,243;

(5)	Other benefits valued at $16,000, including executive outplacement service fees; and

(6)	$634,012 pursuant to performance-based cash awards granted under the LTIP.

In the event Mr. Branning is terminated in connection with, or within one year following, the occurrence of a specified change in control event, then Mr. Branning would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2015: a payment of $1,389,473 consisting of a combination of a payment of one and a half times his most recent salary and one and a half times the highest annual bonus awarded during the prior three year period plus any earned but unpaid annual bonus for the prior year. Mr. Branning would receive acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $219,243.

In the event Mr. Branning’s employment is terminated by reason of his death or disability, then Mr. Branning or his surviving spouse would receive the following benefits under the terms of his severance agreement if such event occurred as of December 31, 2015:

(1)	A payment of $208,958 for the base salary and annual bonus accrued in the year prior to the year in which the death or disability occurs and unpaid to December 31, 2015;

(2)	$500,000 representing amounts payable under any employee benefit plan of the Company in accordance with the terms of such plan;

(3)	If Mr. Branning and/or his surviving spouse and dependents properly elect continued medical coverage in accordance with COBRA, $50,046 representing the entire cost of the premiums for such continued medical coverage for 36 months; and

(4)	Acceleration of the vesting of stock options or other vesting provisions related to restricted stock or other stock awards having a value of $219,243.

Mr. Branning is also subject to a three year non-compete agreement.

For purposes of Mr. Banyard’s and Mr. Branning’s severance agreements, a change in control is defined generally as:

(1)	The acquisition by any person of (i) 30% or more in the case of Mr. Banyard, or (ii) 20% or more in the case of Mr. Branning, of the voting power of the outstanding securities of the Company,

(2)	A change in the majority of directors during a one year period,

(3)	A merger or consolidation of the Company where the Company is not the surviving entity,

(4)	The complete liquidation of the Company, or (5) the sale or disposition of more than 50% of the Company’s assets.

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John C. Orr, retired from his position as President and Chief Executive Officer of the Company, effective December 7, 2015. Pursuant to Mr. Orr’s Amended and Restated Severance Agreement (attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2015), Mr. Orr:

(1)	Became immediately and fully vested in all outstanding stock options and restricted stock units, having a value of $933,732;

(2)	Will receive both a lump sum payments and bi-weekly payments under the Company’s SERP plan beginning in July of 2016;

(3)	Was eligible to receive his 2015 Annual Bonus payment, paid in March of 2016 in the amount of $552,470; and

(4)	Will be eligible to receive the Long Term Cash Award payments through 2018 of which $1,053,184 was paid in March of 2016.

The Company’s Amended and Restated Code of Regulations provide that the Company will indemnify, to the fullest extent then permitted by law, any officer or former officer of the Company who was or is a party or is threatened to be made a party to any matter, whether civil or criminal, by reason of the fact that the individual is or was an officer of the Company, or serving at the request of the Company as an officer of another entity. The Company has entered into indemnity agreements with its executive officers contractually obligating the Company to provide such protection. The Company also currently has in effect officer and director insurance coverage.

Grants of Plan Based Awards

The following table contains information concerning the grant of plan based awards to the NEOs under the Amended and Restated 2008 Incentive Stock Plan and the Performance Bonus Plan. The actual value and gains, if any, on an option exercise are dependent upon the future performance of our Common Stock and overall market conditions. The option awards and unvested portion of stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2015 Year-End table below.

Grants of Plan Based Awards

During Fiscal 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
Name:	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold ($)	Target ($)	Maximum ($)
John C. Orr	3/5/15	—	(1)	800,000	(1)	1,600,000	(1)	—	—	—	—		—		—	—
	3/5/15	—		—		—		—	—	—	32,200	(3)	—		—	601,818
	3/5/15	—		—		—		—	—	—	—		92,200	(5)	18.69	555,966
	3/5/15	531,000	(2)	1,062,000	(2)	2,124,000	(2)	—	—	—	—		—		—	—
R. David Banyard	12/7/15	—		—		—		—	—	—	—		—		—	—
	12/7/15	—		—		—		—	—	—	131,494	(4)	—		—	2,000,024
Greggory W. Branning	3/5/15	—	(1)	280,280	(1)	560,560	(1)	—	—	—	—		—		—	—
	3/5/15	—		—		—		—	—	—	7,400	(3)	—		—	138,306
	3/5/15	—		—		—		—	—	—	—		21,100	(5)	18.69	127,233
	3/5/15	121,300	(2)	242,600	(2)	485,200	(2)	—	—	—	—		—		—	—

(1)	Represents estimated future payout for annual cash bonuses. The payouts are based on results of EBITDA and cash flow.

(2)

Represents estimated future payout for performance-based cash awards. The payouts are based on return on invested capital for 2015, 2016, and 2017. The payouts are based on the following return on invested capital: threshold-8.5%, target-13.5%, and maximum-18.5%.

(3)	Represents restricted stock units which vest ratably in three annual installments on the anniversary date of the grant.

(4)

Represents restricted stock units 32,874 of which vest ratably in two annual installments on the anniversary date of the grant, and 98,620 of which vest ratably in three annual installments on the anniversary date of the grant.

(5)	Represents grants of non-qualified stock options which vest ratably in three annual installments on the anniversary date of the grant.

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Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by the NEOs at the end of fiscal 2015 that have not been exercised or that have not vested. Certain of the awards identified in the table below are also reported in the Grants of Plan Based Awards During Fiscal 2015 table above.

Outstanding Equity Awards at Fiscal 2015 Year-End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable		Unexercisable
John C. Orr	6,868	(1)	—		—	17.02	9/16/16	—		—	—	—
	45,132	(2)	—		—	17.02	9/19/16	—		—	—	—
	251,921	(2)	—		—	9.00	6/20/18	—		—	—	—
	17,346	(1)	—		—	10.92	10/3/18	—		—	—	—
	70,076	(2)	—		—	10.92	10/3/18	—		—	—	—
	81,500	(2)	—		—	12.46	3/4/20	—		—	—	—
	85,250	(2)	—		—	10.10	3/3/21	—		—	—	—
	78,000	(2)	—		—	12.96	3/2/22	—		—	—	—
	128,800	(2)	—		—	14.77	3/1/23	—		—	—	—
	91,100	(2)	—		—	20.93	3/7/24	—		—	—	—
	92,200	(2)	—		—	18.69	3/5/25	—		—	—	—

Greggory W. Branning	17,933	(2)	8,967	(3)	—	14.77	3/1/23	—		—	—	—
	—		—		—	—	—	3,233	(6)	43,064	—	—
	6,500	(2)	13,000	(4)	—	20.93	3/7/24	—		—	—	—
	—		—		—	—	—	4,800	(7)	63,936	—	—
	—		21,100	(5)	—	18.69	3/5/25	—		—	—	—
	—		—		—	—	—	7,400	(8)	98,568	—	—

R. David Banyard	—		—		—	—	—	32,874	(9)	437,882	—	—
	—		—		—	—	—	98,620	(10)	1,313,618	—	—

(1)	Represents grants of incentive stock options.

(2)	Represents grants of non-qualified stock options.

(3)	Represents grants of non-qualified stock options. 8,967 will become exercisable on March 1, 2016.

(4)	Represents grants of non-qualified stock options. 6,500 will become exercisable on March 7, 2016, and 6,500 will become exercisable on March 7, 2017

(5)

Represents grants of non-qualified stock options. 7,033 of these non-qualified stock options became exercisable on March 5, 2016. 7,034 will become exercisable on March 5, 2017, and 7,033 will become exercisable on March 5, 2018.

(6)	Represents the grants of restricted stock units. 3,233 of these restricted stock units will vest on March 1, 2016.

(7)	Represents the grants of restricted stock units. 2,400 of these restricted stock units will vest on March 7, 2016 and 2,400 of these restricted stock units will vest on March 7, 2017.

(8)

Represents the grants of restricted stock units. 2,467 of these restricted stock units will vest on March 5, 2016. 2,466 of these restricted stock units will vest on March 5, 2017 and 2467 of these restricted stock units will vest on March 5, 2018.

(9)	Represents the grants of restricted stock units. 16,437 of these restricted stock units will vest on December 7, 2016 and 16,437 of these restricted stock units will vest on December 7, 2017.

(10)

Represents the grants of restricted stock units. 32,873 of these restricted stock units will vest on December 7, 2016. 32,874 of these restricted stock units will vest on December 7, 2017 and 32,873 of these restricted stock units will vest on December 7, 2018.

(11)	Based on the NYSE closing price of $13.32 per share as of December 31, 2015.

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Option Exercises and Stock Vested for Fiscal 2015

The following table shows the options that were exercised and the restricted stock grants that vested for the NEOs during fiscal 2015. Messrs. Banyard and Branning did not exercise any options during fiscal 2015.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John C. Orr	143,347	551,248	124,917	1,998,902

R. David Banyard	—	—	—	—

Greggory W. Branning	—	—	5,634	108,493

Pension Benefits

The following table shows all pension benefits held by the NEOs at the end of fiscal 2015 other than pursuant to our 401(k) Plan. The Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides certain pension benefits to a select group of management employees. The annual supplemental pension benefit is payable for ten years commencing at the earlier of retirement or termination. As part of their respective employment arrangements, Messrs. Orr and Branning were provided with an annual SERP benefit up to $325,000 and $50,000, respectively, payable for ten years commencing at the earlier of retirement or termination. Mr. Orr, who retired in December of 2015, will start receiving his SERP benefit in July of 2016. In 2015, the Company determined not to add new participants to the SERP, therefore Mr. Banyard will not be provided with a SERP benefit.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John C. Orr	Myers Industries, Inc. Executive Supplemental Retirement Plan	Fully Vested	2,674,942	—
Greggory W. Branning	Myers Industries, Inc. Executive Supplemental Retirement Plan	3	54,718	—

(1)	This present value assumes the NEO is fully vested and receives the pension benefit at the age of full retirement and is calculated using a discount rate of 4.3%.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, it is our preference, as a general rule, to avoid related party transactions. No related party transaction occurred during fiscal 2015.

Our Governance Committee reviews all relationships and transactions in which we and our directors, nominees for director and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, under Code of Business Conduct and Ethics, our Audit Committee is responsible for reviewing and investigating any matters pertaining to our ethical codes of conduct, including conflicts of interest.

34

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2016. Additional information regarding the services provided to the Company by Ernst & Young LLP during 2015 is set forth below, under the section titled “Matters Relating to the Independent Registered Public Accounting Firm”.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate shareholder questions.

Although shareholder ratification is not required under the laws of the State of Ohio, the appointment of Ernst & Young LLP for 2016 is being submitted to our shareholders for ratification at the Annual Meeting in order to provide a means by which our shareholders may communicate their opinion to the Audit Committee. If our shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but is not obligated to change the appointment, and may for other reasons be unable to make another appointment.

The Board of Directors recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of Ernst & Young LLP

Matters Relating to the Independent Registered Public

Accounting Firm

The firm of Ernst & Young LLP audited the books and records of the Company for the years ended December 31, 2015 and 2014. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

A description of the fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2015 and 2014 is set forth in the table below.

Ernst & Young LLP was first retained by the Audit Committee in 2011. The Audit Committee (see “Audit Committee Report”) reviewed the non-audit services provided by Ernst & Young LLP during the year ended December 31, 2015, and determined that the provision of such non-audit services was compatible with maintaining its independence.

	2015	2014
Audit Fees(1)	$2,000,000	$2,153,000
Audit Related Fees(2)	$2,000	$352.900
Tax Fees(3)	$70,000	$153,603
All Other Fees(4)	—	—

(1)	Professional fees for the audit of the annual financial statements and the review of the quarterly financial statements.

(2)	Fees for assurance and related services reasonably related to merger and acquisition activities.

(3)	Professional fees for tax compliance, tax advice, and tax planning.

(4)	Fees for all other products and services.

The Audit Committee’s Pre-Approval Policy requires the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific range or budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public

35

accounting firm in accordance with this policy, and the fees for the services performed to date. During 2015, all services were pre-approved by the Audit Committee in accordance with the policy. The Pre-Approval Policy is available on the “Corporate Governance” page accessed from the “Investor Relations” page of our website at www.myersind.com.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or Exchange Act.

The Audit Committee, which is composed of five independent directors, is responsible for assisting the Board in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is published on the Company’s website (www.myersind.com) on the “Corporate Governance” page under the “Investor Relations” section. Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of Ernst & Young LLP, the independent registered public accounting firm for the Company. Ernst & Young LLP is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on (i) the conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and (ii) the effectiveness of internal control over financial reporting.

Each member of the Audit Committee is financially literate and independent as defined under the Board of Directors Independence Criteria policy and the independence standards set by the New York Stock Exchange. The Board has identified both Robert A. Stefanko and Robert B. Heisler, Jr. as the “audit committee financial experts”. Mr. Stefanko and Mr. Heisler are independent, as independence for audit committee members is defined in the applicable listing standards of the New York Stock Exchange.

The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by: management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for the Company’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board — United States (“PCAOB”) and expressing an opinion on (i) the conformity, in all material respects, of the Company’s financial statements with accounting principles generally accepted in the United States of America and (ii) the effectiveness of internal control over financial reporting.

In the performance of our duties we have:

•	Reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2015;

•

Discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Auditing Standard No. 16 (PCAOB 2012-01) and the rules of the Securities and Exchange Commission; and

•

Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP.

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Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board that the financial statements referred to above be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. We have selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

The foregoing report has been furnished by the current members of the Audit Committee, being:

Robert A. Stefanko, Chair and Presiding Director, Philip T. Blazek, F. Jack Liebau, Jr., Sarah R. Coffin and Robert B. Heisler, Jr.

37

PROPOSAL NO. 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company seek a non-binding advisory vote from its shareholders to approve the compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”) and tabular disclosures of this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board.

As discussed in the CD&A section of this Proxy Statement, our executive compensation program is designed to motivate our executive officers to achieve short-term and long-term Company goals that will increase shareholder value; ensure that the actual compensation paid to our executive officers is aligned and correlated with financial performance and changes in shareholder value; motivate and reward executives whose knowledge, skills and performance are crucial to our success; and attract and retain talented and experienced executives and other key employees.

To meet our objectives, the Compensation Committee implemented the following policies:

•	Provide compensation packages that are within a range that is reasonably competitive in the market;

•	Provide short-term performance incentives by establishing goals for our executives through an annual bonus plan focused on operating performance and cash flow; and

•

Provide long-term performance incentives and reward executive management for achievement of long-term strategic initiatives through the use of restricted stock awards, option grants, other equity-based awards under our Amended and Restated 2008 Incentive Stock Plan, and cash awards under the Performance Bonus Plan.

Our executive compensation program is designed to be consistent with the objectives set forth above. The basic elements of our compensation package include

(1)	Base salary,

(2)	Annual bonus opportunities,

(3)	Long-term incentives, such as equity awards,

(4)	Retirement benefits, and

(5)	Generally available health, welfare and other benefit programs and executive perquisites. Under our executive compensation program, we target total compensation to be within the median range of compensation paid to similarly situated executive officers at peer public companies and companies in our industry. We also monitor and assess the competitive retention and recruiting pressures for executive talent in our industries and our markets.

We are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our compensation program for our NEOs by voting for or against the following resolution. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

The Board of Directors recommends that you vote “FOR” Proposal 3 relating to the approval of the Company’s executive compensation

Executive Officers of the Company

Disclosure regarding the executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC under the heading “Executive Officers of the Registrant”, which is incorporated into this Proxy Statement by reference. This Annual Report will be delivered to our shareholders with the Proxy Statement. Copies of our filings with the SEC, including the Annual Report, are available to any shareholder through the SEC’s internet website at http://www.sec.gov or in person at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Information regarding operations of the Public Reference Room may also be obtained by calling the SEC at 1-800-SEC-0330. Shareholders may also access our SEC filings free of charge on our own internet website at www.myersind.com. The content of our website is available for informational purposes only, and is not incorporated by reference into this Proxy Statement.

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Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2015 (unless otherwise indicated) by:

•	Each person, who, to our knowledge, beneficially owns more than 5% of our common stock;

•	Each of the Company’s Directors;

•	The Chief Executive Officer and the other Named Executive Officers; and

•	All individuals who served as Directors or Named Executive Officers, as a group.

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A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. The Company had no preferred stock issued or outstanding.

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners(1,2)
GAMCO Investors, Inc.(7)	6,934,888	23.01%
One Corporate Center 401 Theodore Frems Ave. Rye, NY 10580-1422
T. Rowe Price Associates, Inc.(8)	3,805,561	12.63%
100 East Pratt Street Baltimore, Maryland 21202
BlackRock, Inc.(9)	2,274,028	7.54%
55 East 52nd Street New York, NY 10055
Stephen E. Myers(10)	1,571,840	5.04%
53 Aurora Street Hudson, OH 44236
Dimensional Fund Advisors LP(11)	2,074,204	6.88%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Directors, Nominees, and Named Executive Officers(1,3,4,5,6)
R. David Banyard	0	*
Philip T. Blazek	0	*
Sarah R. Coffin	15,709	*
John B. Crowe	30,750	*
William A. Foley	8,144	*
Robert B. Heisler, Jr.	9,144	*
F. Jack Liebau, Jr.	15,000	*
Bruce M. Lisman	5,100	*
John C. Orr(12)	1,053,531	3.50%
Robert A. Stefanko(13)	13,744	*
Jane Scaccetti	0	*
Greggory W. Branning	50,060	*

All Directors, Nominees and Named Executive Officers as a group (11 persons)	1,201,182	3.99%

*	Less than 1% ownership

(1)

Unless otherwise noted, the beneficial owner uses the same address as the address of the principal office of the Company for its business address and c/o the Company for any business at which he or she is employed.

(2)

According to filings made with the SEC, this party or an affiliate has dispositive and/or voting power over the shares. Number of shares of Common Stock beneficially owned is the amount reflected in the most recent Schedule 13D or Schedule 13G filed by such party with the SEC.

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(3)	Unless otherwise indicated, none of the persons listed beneficially owns one percent or more of the outstanding shares of Common Stock.

(4)

The amounts shown represent the total shares of Common Stock owned by such individuals, together with shares which are issuable under currently exercisable stock options: Mr. Orr, 948,093 and Mr. Branning, 33,400 (includes 8,967 that vested on March 1, 2016). The amounts shown also include 3,233 Stock Units for Mr. Branning which will vest within 60 days of December 31, 2015.

(5)

Ms. Coffin, Mr. Foley, Mr. Heisler, and Mr. Stefanko each deferred the receipt of common stock for their director stock award for fiscal 2014, and instead received Stock Units. Therefore, the totals for each of Ms. Coffin, Mr. Foley, Mr. Heisler, and Mr. Stefanko do not include 3,011 Stock Units, which, on the date that such Director ceases to be a member of the Board for any reason whatsoever, or as soon thereafter as is reasonably practical, the Company shall make a payment to such Director of one Share for every Stock Unit then held by such Director as payment with respect to each such Stock Unit.

(6)

Mr. Foley, Mr. Heisler and Mr. Stefanko each deferred the receipt of common stock for their director stock award for fiscal 2015, and instead received Stock Units. Therefore, the totals for each of Mr. Foley, Mr. Heisler and Mr. Stefanko do not include 3,595 Stock Units, which, on the date that such Director ceases to be a member of the Board for any reason whatsoever, or as soon thereafter as is reasonably practical, the Company shall make a payment to such Director of one Share for every Stock Unit then held by such Director as payment with respect to each such Stock Unit.

(7)

According to a Schedule 13D/A dated February 19, 2016, (i) Gabelli Funds, LLC possessed sole power to vote and sole power to direct the disposition with respect to 1,506,076 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (ii) GAMCO Asset Management, Inc. possessed sole power to vote with respect to 4,471,680 of these shares, sole power to direct the disposition with respect to 4,773,680 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iii) Gabelli Securities, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 9,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (iv) Teton Advisors, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 609,932 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (v) MJG Associates, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 3,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vi) Mario J. Gabelli possessed sole power to vote and sole power to direct the disposition with respect to 19,500 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (vii) Gabelli Foundation, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 13,000 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares, (viii) Associated Capital Group, Inc. possessed sole power to vote and sole power to direct the disposition with respect to 700 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares and (ix) GGCP, Inc. and GAMCO Investors, Inc. each possessed sole power to vote, sole power to direct the disposition, shared power to vote and shared power to direct the disposition with respect to none of these shares. According to the Schedule 13D/A Mario J. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., Gabelli Securities, Inc., Gabelli Foundation, Inc., Associated Capital Group and Teton Advisors, Inc.

(8)

These securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which according to a 13G/A filed February 10, 2016, owns 2,775,901 shares and has the sole voting power over all such shares, but the sole dispositive power over none and shared voting or shared dispositive power over none) that T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. According to the 13G/A filed February 10, 2016, T. Rowe Price Associates, Inc. possessed sole power to vote with respect to 1,017,385 of these shares, sole power to direct the disposition with respect to 3,805,561 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities.

(9)

According to a Schedule 13D/A dated January 26, 2016, Blackrock, Inc. possessed sole power to vote with respect to 2,212,567 of these shares, sole power to direct the disposition with respect to 2,274,028 of these shares, and shared power to vote and shared power to direct the disposition with respect to none of these shares.

(10)

According to a Schedule 13D/A dated April 25, 2014, includes 18,450 shares of Common Stock held by Mr. Myers’ spouse, for which Mr. Myers disclaims beneficial ownership and 240,080 shares held by the Louis S. Myers & Mary S. Myers Foundation for which he may be deemed beneficial owner. Also includes 913 shares held by MSM & Associates LP, of which Mr. Myers is a shareholder, and 8,500 shares held by Semantic Foundation, both of which Mr. Myers is a trustee and may be deemed the beneficial owner of such shares. Mr. Myers disclaims beneficial ownership in such shares to the extent he does not hold a pecuniary interest. According to the Schedule 13D/A, Mr. Myers possessed sole voting and sole dispositive power with respect to 1,303,897 shares and shared voting and dispositive power with respect to 249,493 shares.

(11)

These securities are owned by various investment companies, trusts and accounts that Dimensional Fund Advisors LP (“Dimensional”) serves as investment adviser with the power to direct investments and/or vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact the beneficial owner of such securities.

(12)

Mr. Orr possessed sole power to vote and sole power to direct the disposition with respect to 45,501 of these common shares, and shared power to vote and shared power to direct the disposition with respect to 59,837 of these common shares.

(13)

Mr. Stefanko possessed sole power to vote and sole power to direct the disposition with respect to 550 of these shares, and shared power to vote and shared power to direct the disposition with respect to 13,194 of these shares.

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Neither the Company, nor any of the nominees listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Recent Nominee Transactions in Our Common Stock

The following table sets forth all purchases or sales of Common Stock of the Company effected during the past two years by the nominees for election as director set forth in Proposal No. 1 above and recommended by your Board. The Common Stock acquired in these transactions was for the benefit of the individual purchasers and no part of the purchase price or market value of such Common Stock was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such Common Stock.

Messrs. Blazek, Foley, Scaccetti and Stefanko had no purchases or sales of Common Stock of the Company during this period.

Nominee	Trade Date	Amount Acquired (Sold)
Sarah R. Coffin	10/31/14	200
	10/31/14	800
John B. Crowe	3/1/16	2,000
	8/25/15	1,000
	7/28/15	2,000
	5/18/15	1,000
	11/05/14	1,000
	4/28/14	1,000
	4/28/14	600
	4/28/14	400
Robert B. Heisler, Jr.	10/31/14	1,000
F. Jack Liebau, Jr.	9/11/15	5,000
	8/12/15	5,000
	5/22/15	5,000
Bruce M. Lisman	8/27/15	2,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Myers’ directors, officers and persons who own more than ten percent of its Common Stock (“Section 16 Filers”) to file reports of ownership and changes in ownership with the SEC and to furnish Myers with copies of all such forms they file. These reports can be viewed on the SEC’s website at www.sec.gov. For the year ended December 31, 2015, Form 4s were not filed on a timely basis for the following individuals: Vincent Byrd (one untimely Form 4 for one transaction). Based solely on the Schedule 13D/A filed on February 19, 2016, by Gabelli Funds, LLC, GAMCO Asset Management Inc., MJG Associates, Inc., Gabelli Securities, Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., Gabelli Foundation, Inc., Associated Capital Group, Inc. and Mario J. Gabelli (collectively, the “GAMCO Group”), for which the Company disclaims any responsibility, the GAMCO Group beneficially owned 6,934,888 shares of our Common Stock as of February 19, 2016 representing 23.01% of our outstanding Common Stock, and Myers is unable to determine if the GAMCO Group has a Section 16(a) beneficial ownership reporting obligation with which it has failed to comply.

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Shareholder Proposal for Inclusion in Proxy Statement

Any shareholder who intends to present a proposal at the Company’s next annual meeting to be held in April 2016 must deliver a signed letter of proposal to the following address: the Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301:

•	Not later than November [ ], 2016, if the proposal is submitted for inclusion in the Company’s proxy materials for the annual meeting pursuant to Rule 14a-8 under the Exchange Act, or

•

Not earlier than January 23, 2016 and not later than February 22, 2016 (subject to announcement of the annual meeting date, as described below) if the proposal is submitted pursuant to the Company’s Amended and Restated Code of Regulations.

In accordance with our Amended and Restated Code of Regulations, a shareholder may submit notice of a shareholder proposal that it intends to raise at our annual meeting (and not desiring to be included in the Company’s proxy statement) only if advance written notice of such intention is received by the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of such annual meeting of shareholders. In the event that the date of such meeting is not publicly disclosed at least seventy (70) days prior to the date of such meeting, written notice of such shareholder’s intent to submit a proposal must be received by the Corporate Secretary not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first provided to the shareholders. A shareholder wishing to submit a shareholder proposal must follow the procedure outlined in Article I, Section 11 of our Amended and Restated Code of Regulations, titled “Advance Notice of Shareholder Proposals” and then send a signed letter of proposal to the following address: Corporate Governance and Nominating Committee, c/o Mr. Greggory W. Branning, Corporate Secretary, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301. The Company disclosed the date of the 2015 annual meeting on February 11, 2016, and received no proposals satisfying this requirement prior to the February 22, 2016 deadline for this year’s Annual Meeting (not including the GAMCO Proposal which was submitted pursuant to Rule 14a-8 under the Exchange Act).

The submission of such a notice does not ensure that a proposal can be raised at our Annual Meeting.

No Incorporation by Reference

The Compensation Committee Report and the Audit Committee Report (including reference to the independence of the Audit Committee members) are not deemed filed with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. The section of this proxy entitled “Compensation Discussion and Analysis” is specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Cost of Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. Myers estimates that the total expenditures relating to its proxy solicitation (other than salaries or wages of officers and employees, but including the cost of mailing, related legal and advisory fees and any litigation related to the solicitation) will be approximately $25,000 of which approximately nothing has been spent to date.

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Copy of the Form 10-K

We will mail without charge, upon written request, a copy of our Annual report on Form 10-K for the year ended December 31, 2015, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.myersind.com and at the SEC’s website at www.sec.gov.

Notice Regarding Delivery of Security Holder Documents

The SEC now permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the Company provides advance notice and follows certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of the Company’s shares of Common Stock held through such brokerage firms. If your family has multiple accounts holding shares of Common Stock of the Company, you already may have received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees
01	R. DAVID BANYARD 02 PHILIP T. BLAZEK 03 SARAH R. COFFIN 04 JOHN B. CROWE 05 WILLIAM A. FOLEY
06	F. JACK LIEBAU, JR. 07 BRUCE M. LISMAN 08 JANE SCACCETTI 09 ROBERT A. STEFANKO
The Board of Directors recommends you vote FOR proposals 2 and 3.							For	Against	Abstain
2	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2016;						☐	☐	☐
3	To cast a non-binding advisory vote to approve executive compensation;						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

MYERS INDUSTRIES, INC. Annual Meeting of Shareholders April 22, 2016 9:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Greggory W. Branning and Monica Vinay, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MYERS INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, EDT on 4/22/2016, at the Louis S. Myers Training Center 1554 South Main Street Akron, Ohio 44301, and any adjournment or postponement thereof.

IF PROPERLY EXECUTED THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND FOR PROPOSALS 2 AND 3 UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side